As filed with the Securities and Exchange Commission on August 31, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)
                                   ----------
         Delaware                                       13-3891329
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             World Financial Center
                            New York, New York 10281
                                 (212) 449-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                              Barry N. Finkelstein
                               Merrill Lynch & Co.
                             World Financial Center
                            New York, New York 10281
                                 (212) 449-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                    Copy to:
                                Robert Evans III
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                                   ----------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                   ----------
                         CALCULATION OF REGISTRATION FEE
================================================================================
             Title of                    Proposed Maximum           Amount of
  Securities to Be Registered(1)     Aggregate Offering Price   Registration Fee
--------------------------------------------------------------------------------
PREFERREDPLUS(R)Trust Certificates         $500,000,000             $125,000
================================================================================
(1) This registration statement also registers an indeterminate amount of trust certificates to be sold by the underwriter in connection with market-making activities.
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 31, 2001
PROSPECTUS
----------

                        PREFERREDPLUS TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                                   The Trust:

         o will periodically issue trust certificates in one or more series with one or more classes through this prospectus and by supplements to this prospectus; and

         o will own underlying securities or a pool of underlying securities that:

               - may include debt securities issued by the U.S. government, senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships or preferred securities of trusts organized by such issuers to issue trust-originated preferred securities; and

               - except for U.S. government securities, will be purchased in the secondary market and will not be acquired directly from the issuer of the underlying securities.

                             The Trust Certificates:

         o will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement accompanying this prospectus;

         o will be denominated, sold and payable in U.S. dollars or one or more foreign or composite currencies;

         o at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies; and

         o unless otherwise specified in the prospectus supplement, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, described in this prospectus and the prospectus supplement.

                             The Certificateholders:

         o will be entitled to receive principal, premium, if any, and distributions from the assets deposited with the trust as specified in the applicable prospectus supplement; and

         o may have the benefit of any credit support specified in the applicable prospectus supplement for that series of trust certificates.

         Investing in trust certificates involves certain risks that are described in the "Risk Factors" section beginning on page 8 of this prospectus.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

         The trust certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Underwriting" and in the applicable prospectus supplement. This prospectus may not be used to consummate sales of trust certificates offered hereby unless accompanied by a prospectus supplement.

                               -------------------
                               Merrill Lynch & Co.
                               -------------------

                The date of this prospectus is          , 2001.

                                TABLE OF CONTENTS

Incorporation of Certain Documents by Reference................................3
Reports to Certificateholders..................................................4
Summary Information Q&A........................................................5
Risk Factors...................................................................8
The Depositor.................................................................14
Use of Proceeds...............................................................14
Establishment of the Trust....................................................15
Maturity and Yield Considerations.............................................16
Description of the Trust Certificates.........................................17
Description of the Trust Agreement............................................30
Description of Underlying Securities and Other Assets
        Deposited in the Trust................................................43
Currency Risks................................................................51
Federal Income Tax Consequences...............................................51
ERISA Considerations..........................................................56
Underwriting..................................................................59
Legal Matters.................................................................60

         You should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the trust certificates in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Material information may have changed since those dates.

                             SUMMARY INFORMATION Q&A

         The following summary does not purport to be complete. You should read it together with the information contained in other parts of this prospectus and in the prospectus supplement related to your trust certificates. This summary highlights selected information from this prospectus to help you understand the trust certificates. You should carefully read this prospectus and the prospectus supplement related to your trust certificates to fully understand the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates. You should pay special attention to the "Risk Factors" section beginning on page 8 of this prospectus to determine whether an investment in the trust certificates is appropriate for you.

What Securities Are Being Offered?

         Through this prospectus and a related prospectus supplement, the applicable trust is offering public PREFERREDPLUS trust certificates periodically in one or more series and in one or more classes within each series. The trust certificates will be denominated in U.S. dollars or in one or more foreign or composite currencies. Trust certificates for each series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the related prospectus supplement. For a description of the kinds of terms that the applicable prospectus supplement will set forth, see "Description of the Trust Certificates--General."

What Are the Underlying Securities and What Will They Represent?

         Each series of trust certificates will represent in the aggregate the entire beneficial ownership interest in underlying securities or a pool of underlying securities that may include:

         o     debt securities issued by the U.S. government,

         o senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, or

         o preferred securities of trusts organized by one or more corporations or general or limited partnerships to issue trust-originated preferred securities.

         As a condition to the deposit into a trust of underlying securities, the issuer of any underlying securities, other than U.S. government securities, that constitute 10% or more of the total underlying securities of a particular series of trust certificates must, as of the date of the issuance of the series of trust certificates, be subject to the periodic reporting requirements of the Exchange Act. The underlying securities issuer will, pursuant to the Exchange Act, file reports and other information with the SEC. Except for U.S. government securities, the underlying securities will be purchased in the secondary market and not directly from the issuer. The underlying securities issuer will neither participate in the offering of the trust certificates nor receive any of the proceeds from the sale of the underlying securities to the depositor or from the issuance of the trust certificates. For more detailed information on the underlying securities, see "Description of Underlying Securities and Other Assets Deposited in the Trust--General" in this prospectus.

What Other Assets May Be Deposited in the Trust?

         Certain other assets may be deposited in the trust for a series of certificates. These other assets may include:

         o  cash;                                 o  floors;
         o  cash equivalents;                     o  collars and options;
         o  guarantees;                           o  forward contracts;
         o  letters of credit;                    o  structured securities; and
         o  financial insurance;                  o  other instruments and transactions that credit
         o  interest rate, currency, equity,         enhance, hedge or otherwise provide support to

             commodity and credit-linked swaps;      the underlying securities to ensure the
         o   caps;                                   servicing or timely distribution of payments to
                                                     holders of the trust certificates.

         The assets deposited in each trust will be described in the applicable prospectus supplement. For a more detailed description, see "Description of Underlying Securities and Other Assets Deposited in the Trust" in this prospectus.

What Credit Support Will Be Available to My Series of Trust Certificates?

         If specified in the applicable prospectus supplement, the trust for a series of trust certificates may also include, or the certificateholders of the series may have the benefit of any combination of:

         o   letters of credit;                   o   other types of rights or assets intended
         o   limited guarantees;                      to support or ensure the timely or
         o   surety bonds;                            ultimate distribution of amounts due in
         o   swap agreements;                         respect of a series of trust certificates
         o   swap guarantees; and                     or a class within the series.

For a more detailed description of potential credit support, see "Description of the Deposited Assets--Credit Support" in this prospectus.

Who Is Merrill Lynch Depositor, Inc.?

         Merrill Lynch Depositor, Inc., or the "depositor," is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Merrill Lynch Depositor, Inc. will deposit the underlying securities into the trust for each particular series of certificates. Merrill Lynch Depositor, Inc. has its principal office c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The certificate of incorporation of Merrill Lynch Depositor, Inc. provides that Merrill Lynch Depositor, Inc. may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates.

How Will the Trust Work?

         The depositor will assign and deliver the underlying securities, together with any other assets, for each series of trust certificates to the trustee named in the applicable prospectus supplement. The deposit of these underlying securities and any other deposited assets will be for the benefit of the trustee and you, the certificateholders of the series. The trustee will administer the underlying securities and other deposited assets pursuant to the trust agreement and the applicable series supplement to the trust agreement and will receive a fee for those services. For more detailed information about the trust, see "Description of the Trust Agreement--Assignment of Deposited Assets" in this prospectus.

How Will the Trust Be Treated for U.S. Federal Income Tax Purposes?

         The method of creating and selling each series of trust certificates and administering the underlying securities will allow each trust to qualify as a grantor trust under the Internal Revenue Code of 1986, as amended. You will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the underlying securities deposited in the related grantor trust. For a more detailed explanation of the federal tax laws and their effect on you, see "Federal Income Tax Consequences" in this prospectus.

What Types of Employee Benefit or Other Plans May Purchase the Trust
Certificates?

         An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, an individual retirement account or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity may purchase trust certificates, provided that either:

         o the structure of the offering is such that participation by "benefit plan investors" is not "significant" or that there are at least 100 independent purchasers of the class of trust certificates being offered; or

         o the plan can represent that its purchase of trust certificates would not be prohibited under ERISA or the Internal Revenue Code.

For more information regarding benefit plans and the applicable law, see "ERISA Considerations" in this prospectus.

Will the Trust Certificates Be Rated?

         One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories. Any rating issued with respect to a trust certificate is not a recommendation to buy, sell or hold a certificate. We cannot assure you that any rating will remain the same for any given period of time or that any rating agency will not revise or withdraw its rating. For more information see "Risk Factors--If a rating agency lowers its rating of the trust certificates, the market price of your certificates and your investment may suffer" in this prospectus.

Will the Trust Certificates Be Listed on a Stock Exchange?

         We may apply to list some of the series of trust certificates on the New York Stock Exchange, another national securities exchange or the Nasdaq National Market.

In What Form Will the Trust Certificates Be Issued?

         Unless otherwise specified in the applicable prospectus supplement, one or more global securities registered in the name of Cede as nominee of The Depository Trust Company, or DTC, will initially represent each series of trust certificates. Book entries of participating members of DTC will represent the interests of beneficial owners of trust certificates. Individual definitive trust certificates will be available only under the limited circumstances described under the heading "Description of the Trust Certificates--Global Securities" in this prospectus.

                                  RISK FACTORS

         Your investment in the trust certificates will involve some risks. You should carefully consider the following discussion of risks and the other information included or incorporated by reference in this prospectus or in the prospectus supplement before deciding whether an investment in the trust certificates is suitable for you.

An inactive public market may limit your ability to sell your trust certificates.

         We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in any trust certificates issued, as permitted by applicable laws and regulations, but it is not obligated to make a market in any series of trust certificates. At its sole discretion, Merrill Lynch, Pierce, Fenner & Smith Incorporated may discontinue its market-making activities at any time without notice. If an active public market for your trust certificates does not develop or continue, the market prices and liquidity of your trust certificates may suffer.

Because the trust certificates will not represent a recourse obligation of the depositor, your recourse will be limited.

         The trust certificates will not represent a recourse obligation of or interest in the depositor, any administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underlying securities issuer or any of their respective affiliates other than the trust. None of the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates will insure or guarantee the trust certificates. Any obligation of the depositor with respect to the trust certificates of any series will only be pursuant to some limited representations and warranties with respect to the underlying securities or any other assets deposited in the trust. Recourse with respect to the satisfaction of these obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the depositor may have against the seller of the underlying security or the other assets deposited in the trust, as described in this prospectus or the related prospectus supplement. The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Your receipt of principal, premium, if any, and distributions will depend entirely on the performance of the underlying securities and any other assets deposited in the trust for a particular series of trust certificates.

         The trust for a particular series of trust certificates will have no significant assets other than the underlying securities and any other assets deposited in the trust. Accordingly, your receipt of distributions in respect of the trust certificates will depend entirely on the performance of the trust and on the trust's receipt of payments on the underlying securities and any other assets deposited in the trust.

If the underlying securities issuer redeems the underlying securities before their maturity date, or if your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

         Several factors may affect the timing of distributions on your trust certificates and reduce your ability to realize a comparable yield upon reinvestment of funds. If the underlying securities issuer exercises any right of redemption in respect to the underlying securities deposited in the trust, it may affect the yield you will receive on your trust certificates. Provisions in an underlying securities indenture for optional or mandatory redemption or repayment before stated maturity, if exercised, will reduce the weighted average life of the underlying securities and the related series of trust certificates. Tax, accounting, economic and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of underlying securities. We cannot assure you that any underlying security redeemable at the option of the underlying security issuer will remain outstanding until its stated maturity. All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we expect the likelihood of the exercise of any optional redemption right to increase. Upon a redemption of the underlying securities, the trust will redeem any trust certificates that are not called prior to redemption by any parties that may hold call rights on the trust certificates. Prevailing interest rates at the time of an early redemption may be lower than the yield on your trust certificates; therefore, you may be unable to realize a comparable yield upon reinvestment of your funds from an early redemption.

         The applicable prospectus supplement will discuss any calls, puts or other redemption options, and some other terms applicable to the underlying securities and any other assets deposited in the related trust. For further discussion on factors that may affect your distributions, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus.

If an underlying securities issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any distributions you receive may be materially and adversely affected.

         Several factors, including the underlying securities issuer's operating and financial condition, capital structure and other economic, geographic, legal and social factors, can influence the performance of an underlying securities issuer. Any of these factors may negatively affect the underlying securities issuer's ability to satisfy its obligations with respect to the underlying securities related to your trust certificates.

Because some series of trust certificates may be subject to call or redemption rights of third parties, we cannot assure you that you will be able to hold your investment to maturity.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, the depositor or others, as specified in the prospectus supplement, may hold the right to purchase from the certificateholders all or some of the trust certificates of a given series or class. For further information regarding rights of third parties, see "Description of the Trust Certificates--Call Right."

         We cannot assure you that you will be able to hold to maturity an investment in trust certificates subject to call rights. In particular, upon the exercise of a call right, the investment represented by the trust certificates will have a shorter maturity than if that right were not exercised. The likelihood that a call right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates or periods when the series of trust certificates may be issued. Any reduction in interest rates would increase the value of the underlying securities and make the exercise of a call right more likely. However, a reduction in interest rates may also result in a reinvestment risk to certificateholders. If a reduction of interest rates occurs and a call right is exercised then the interest rates at which a certificateholder can reinvest the proceeds received from the exercise of that call right may be lower than the return that the certificateholders would have earned over the remaining life of the trust certificates if a call right were not exercised.

Some terms of the underlying securities and other assets deposited in the trust may affect your effective yield.

         Two factors may affect the effective yield to holders of the trust certificates of a series, namely:

         o the terms of any assets deposited with the underlying securities, and

         o the manner and priorities of allocations of collections with respect to deposited assets between classes of a given series.

The applicable prospectus supplement will discuss any calls, puts or other redemption options and other terms applicable to the underlying securities and any other deposited assets. For detailed information on factors that may affect your effective yield, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus.

You may incur additional currency, exchange rate and exchange control risks if the trust certificates are not denominated in U.S. dollars.

         An investment in trust certificates that are denominated in a currency other than U.S. dollars may entail significant risks that are not associated with similar investments in U.S. dollar-denominated securities. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates' currency and the possibility of the imposition or modification of foreign exchange controls with respect to the foreign currency that could restrict or prohibit distributions of principal, premium or interest in the specified currency. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

         This prospectus does not describe all the risks of an investment in trust certificates denominated in currencies other than the U.S. dollar. You should consult your own financial and legal advisors as to the risks entailed by an investment in trust certificates denominated in a currency other than U.S. dollars. Such trust certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. For more information, see "Currency Risks" in this prospectus.

Your investment may be subject to risks associated with the trust's use of derivative instruments.

         A trust may include various derivative instruments, including:

         o     interest rate swaps;       o    forward contracts;
         o     currency swaps;            o    commodity swaps and credit swaps;
         o     securities swaps;               and
         o     caps;                      o    structured securities having
         o     floors;                         embedded derivatives, such as
         o     collars and options;            structured notes.

         Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to:

         o     specified fixed or floating interest rates;

         o     currency rates;

         o     securities prices;

         o yields or returns, including baskets of securities or securities indices; or

         o     commodity prices,

and a notional principal amount. The notional principal amount is the reference amount with respect to which obligations are determined, although no actual exchange of principal occurs except in the case of currency swaps. An example of a swap is an exchange of floating rate payments for fixed rate payments on a periodic basis. Interim payments are generally netted, with the difference being paid by one party to the other.

         The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling the cap.

         The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling that floor.

         Options work similarly to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities, such as warrants, or can be embedded in securities, such as some commodity or equity-linked bonds with option-like characteristics.

         Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment.

         Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments, such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset or group of assets, or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

         The relevant prospectus supplement will describe the fluctuations in securities, currency and commodity rates, prices, yields and returns that may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust.

         In addition, derivatives may cover only some risks. The financial condition of the counterparties to the derivatives or, in some instances, the related guarantor, may affect the continuation of payments on derivatives. We cannot assure you that counterparties to the derivatives will be able to perform their obligations. Failure by a counterparty or the related guarantor to make required payments may result in the delay or failure to make payments on the related securities and risks. The related prospectus supplement will identify the material terms and risks of any relevant derivatives. The related prospectus supplement also will identify the material terms, the material risks and the counterparty for any derivative instrument in a trust.

If public information concerning underlying securities issuers ceases to be available, your ability to make an informed decision to purchase or sell certificates may suffer.

         You should obtain and evaluate the same information concerning each underlying securities issuer related to your trust certificates as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer. You should not construe the trust's issuance of the trust certificates as the depositor's or trustee's endorsement of the financial condition or business prospects of the underlying securities issuer. The publicly available information concerning an underlying securities issuer is important in considering whether you should invest in or sell trust certificates. If that information ceases to be available, your ability to make an informed decision to purchase or sell trust certificates could suffer.

         The depositor undertakes to provide information about the material terms of the underlying securities in the applicable prospectus supplement. It also undertakes to provide financial and other information regarding the underlying securities issuer, except if:

         (1) the underlying securities are not "concentrated underlying securities," which are securities, other than U.S. government securities, constituting 10% or more of the total underlying securities for a particular series of trust certificates; or

         (2) the underlying securities issuer is eligible to use Form S-3 for a primary common stock offering and, as of the date of issuance of the trust certificates, files periodic reports.

In the case of (1) or (2), none of the depositor, the trustee, the securities intermediary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates

         o assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any underlying securities issuer, or

         o has investigated the financial condition or creditworthiness of any underlying securities issuer, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase trust certificates.

The above does not apply to any information concerning any underlying securities issuer that is expressly set forth in this prospectus, an applicable prospectus supplement or periodic reports of a trust or the depositor.

         The depositor's obligation to provide information to you regarding an underlying securities issuer and the underlying securities ceases upon the sale, distribution or repayment of the underlying securities. If an issuer of concentrated underlying securities, other than U.S. government securities, constituting 10% or more of the total underlying securities for a particular series of trust certificates ceases to file periodic reports under the Exchange Act, then either:

         o the trustee will sell all of the concentrated underlying securities and distribute the proceeds from the sale to you in accordance with the allocation ratio described in the trust agreement and the related series supplement (that sale will result in a loss to you if the sale price is less than the purchase price for the concentrated underlying securities);

         o the trustee will distribute those concentrated underlying securities in kind to you according to the allocation ratio; or

         o The depositor will provide you with the financial and other information that the SEC requires.

         The related prospectus supplement will describe the choice of remedies for a given series. Neither the trustee, the securities intermediary, the depositor nor you will have discretion in this respect.

If a rating agency lowers its rating of the trust certificates, the value of the certificates and your investment may suffer.

         One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories. These rating agencies will be solely responsible for selecting the criteria for rating the trust certificates. They may rate a series or class of trust certificates on the basis of several factors, including:

         o the underlying securities and any other assets deposited in the trust;

         o     any credit support available for the trust certificates; and

         o the relative priorities of the certificateholders of that series or class to receive collections from the trust and to assert claims against the trust with respect to the underlying securities, any other assets deposited in the trust and any credit support.

         Any rating that a rating agency issues with respect to the trust certificates is not a recommendation to buy, sell or hold a security. The ratings do not comment on the market price of the trust certificates or their suitability for a particular investor. We cannot assure you that the ratings will remain for any given period of time or that any rating agency will not lower or withdraw entirely its rating if, in its judgment, circumstances, including the rating of the underlying securities, so warrant. A revision or withdrawal of the rating may have an adverse effect on the market price of the trust certificates.

Because global securities, and not individual, physical certificates, initially will represent the trust certificates of each series, your ability to pledge your trust certificates may be limited.

         One or more global securities deposited with or on behalf of a depositary will initially represent the trust certificates of each series. You will not receive individual, physical trust certificates. Consequently, unless and until individual, physical trust certificates of a particular series are issued, you will not be a recognized certificateholder under the trust agreement and the related series supplement. Until that time, you will only be able to exercise your rights indirectly through the depositary and its participating institutions. As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary's system, or otherwise to act with respect to your trust certificates, may be limited. For more details, see "Description of the Trust

Certificates--Global Securities" in this prospectus and any further description contained in the applicable prospectus supplement.

Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust.

         The trustee of a trust relating to a particular series of trust certificates will hold, for the benefit of certificateholders, the underlying securities and any other assets deposited in the trust. Each trust generally will hold the deposited assets to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any underlying securities issuer or the value of the underlying securities and other assets deposited in the trust. Except as indicated below, you will not be able to direct the trustee to dispose of or take other actions with respect to any underlying securities or other assets deposited in the trust.

         Under some circumstances described in the applicable prospectus supplement, the trustee will, or will at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take other actions with respect to, the underlying securities and other assets deposited in the trust. In some limited circumstances, such as a mandatory redemption of underlying securities or a third party's exercise of a right to purchase underlying securities, which is described below under "Description of Underlying Securities and Other Assets Deposited in the Trust--Principal Terms of Underlying Securities," the trustee may dispose of the underlying securities and other assets deposited in the trust before maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which the underlying securities and other assets deposited in the trust may be disposed of before maturity and additional risk factors relating to any such disposal.

Amendments or modifications to the trust agreement or related series supplement may adversely affect the interests of minority certificateholders.

         The prospectus supplement for a series of trust certificates may provide for the amendment or modification of the trust agreement and the related series supplement with less than the unanimous consent of the certificateholders. In no event, however, will the percentage required for consent be less than a majority. Any amendment or other modification could have a material adverse effect on minority certificateholders that oppose the amendment or other modification.

The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.

         The prospectus supplement for a series of trust certificates may designate the series as an exchangeable series. An exchangeable series is a series in which any of the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the trustee for that series or their respective affiliates and designees or other persons identified in the prospectus supplement may exchange their trust certificates for a pro rata portion of the underlying securities and any other assets deposited in the trust. For more detailed information on the optional exchange right, see "Description of the Trust Certificates--Optional Exchange" in this prospectus. The exercise of an optional exchange right will decrease the aggregate amount of the exchangeable series of trust certificates outstanding.

                               ------------------

         The prospectus supplement for each series of trust certificates will set forth information regarding additional risk factors, if any, applicable to that series and each class within that series.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

         We provide information to you about the trust certificates in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to a particular series of trust certificates, including your series, and (2) the related prospectus supplement, which will describe the specific terms of your series of trust certificates, including:


         o the specific designation and aggregate principal amount of the trust certificates;

         o the currency or currencies in which the trust will distribute principal, premium, if any, and any distributions to you;

         o a description of the material terms of the underlying securities together with any other assets deposited in the trust and any credit support;

         o the number and designation of the classes of trust certificates we are issuing and the minimum denomination of the trust certificates;

         o the aggregate principal amount of trust certificates we are issuing, or in case of strip certificates that are entitled to disproportionate, nominal or no principal distributions, the notional principal amount on which interest will be paid;

         o the relative rights and priorities of each series or class of trust certificates, including the type, characteristics and specifications of the underlying securities together with any other assets deposited in the trust and any credit support for the series or class of trust certificates being issued;

         o the identity of each issuer of underlying securities and each obligor with respect to any other assets deposited in the trust;

         o     the name of the trustee and any administrative agent;

         o the applicable rate of distributions or, in the case of a variable rate, the method of calculating the distributions;

         o the dates on which you will be entitled to receive principal, premium, if any, and/or distributions;

         o     the date of issue of the trust certificates;

         o the final scheduled distribution date of the trust certificates, if applicable;

         o     the offering price or prices of the trust certificates;

         o     remedies upon a payment default on the underlying securities;

         o voting rights and required voting percentages with regard to certain actions by the depositor or the trustee under the trust agreement and the supplement to the trust agreement relating to the trust certificates, or with regard to the applicable trust; and

         o any other material terms of the trust certificates, including terms relating to the rights of the trust or any third party to call, redeem or purchase the trust certificates or the underlying securities before the final scheduled distribution date.

         See "Description of the Trust Certificates--General" for a listing of other terms that the applicable prospectus supplement may specify. If the terms of a particular series of trust certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch Depositor Inc. has filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the trust certificates. This prospectus does not contain all the information included in the registration statement, which has some parts that have been omitted in accordance with the rules and regulations of the SEC. Merrill Lynch Depositor, Inc. is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore files reports and other information with the SEC. You can read and copy any reports, statements or other information that the depositor files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of the depositor's SEC filings for a fee by writing to the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The depositor's SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows the depositor to "incorporate by reference" information it files with the SEC, which means the depositor can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information the depositor files with the SEC will automatically update and supersede this information. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this Prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

         You may request a copy of the documents incorporated by reference, except exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Documents may be requested orally or in writing and will be provided at no cost to you. Written requests should be directed to Merrill Lynch Depositor, Inc., c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests should be directed to Merrill Lynch Depositor, Inc. at 212-449-1000.

                          REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable prospectus supplement, unless and until individual definitive trust certificates are issued to you, unaudited reports containing information concerning each trust will be prepared annually by the trustee for that trust and sent on behalf of the trust only to Cede, as nominee of DTC and registered holder of the certificates. If a trust issues definitive certificates, the reports will be prepared by the trustee for that trust and sent on behalf of the trust directly to you in accordance with the trust agreement and the supplement to the trust agreement relating to the trust certificates. For more information, see "Description of the Trust Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor, on behalf of each trust, will cause the filing of periodic reports in accordance with Exchange Act requirements. We do not intend to send any financial reports to you.

         References in this prospectus to U.S. dollars, "US$," "dollar" or "$" are to the lawful currency of the United States.

                                  THE DEPOSITOR

         The depositor, Merrill Lynch Depositor, Inc., is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The principal office of the depositor is c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281. The depositor's certificate of incorporation provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates offered through this prospectus and the related prospectus supplement.

                                 USE OF PROCEEDS

         If the depositor purchases the underlying securities and any other assets deposited in the trust, the depositor will use the net proceeds from the sale of each series or class of trust certificates, whether or not offered through this prospectus, to fund the depositor's purchase of those underlying securities and other assets, and to arrange any credit support. If specified in the applicable prospectus supplement, this credit support may include deposits into any reserve account or the applicable trust certificate account, as described below, for the benefit of the certificateholders of the series or class. The depositor will use any remaining net proceeds:

         o for purposes related to the deposit of underlying securities and any other assets in the trust;

         o for the preparation, distribution and filing of periodic reports and other information, including, but not limited to, the fees and expenses of the depositor incurred in connection with the ongoing activities of the trusts; and

         o     for general corporate purposes.

                           ESTABLISHMENT OF THE TRUST

         A separate trust will be created for each series of trust certificates. The depositor will assign and deliver the deposited assets, which will include the underlying securities and any other assets deposited in the trust, for each series of trust certificates to the trustee named in the applicable prospectus supplement. See "Description of the Trust Agreement--Assignment of Deposited Assets" in this prospectus for more information. The trustee named in the prospectus supplement will administer the assets deposited in the trust according to the trust agreement and the related series supplement and will receive a fee for those services. The trustee or an administrative agent, if applicable, will either cause the assignment of the assets deposited in the trust to be recorded on the books and records of DTC or any other depositary specified in the prospectus supplement or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in the deposited assets.

         The depositor's assignment of the underlying securities and other deposited assets to the trustee will be without recourse to the depositor, except as to some limited representations and warranties, if any.

         The applicable prospectus supplement will describe the property of each trust, which may consist of:

         o underlying securities and any other assets deposited in the trust, or interests in those underlying securities and other assets, excluding any interest that the depositor, or any previous owner or any other person or entity has retained or acquired, as may be specified in the trust agreement and the related series supplement;

         o assets that may be identified as deposited in the related certificate account, as described below;

         o rights under the agreement or agreements pursuant to which the trustee has acquired the underlying securities and other assets deposited in the trust;

         o those elements of credit support, if any, for any series or class within that series that are specified as being part of the related trust in the applicable prospectus supplement; for further details, see the applicable prospectus supplement and "Description of Underlying Securities and Other Assets Deposited in the Trust--Credit Support" in this prospectus; and

         o any cash or other property received upon the sale, exchange, collection or other disposition of any of the items described above.

                        MATURITY AND YIELD CONSIDERATIONS

         Each prospectus supplement will, to the extent applicable, contain information regarding the types and maturities of the underlying securities and the terms, if any, upon which they may be subject to early redemption or repayment. The exercise of any provisions for the redemption or repayment of underlying securities before their stated maturity will reduce the weighted average life of the underlying securities and the related series of trust certificates or class of certificates within that series.

         Some terms of the underlying securities, and any other assets deposited in the trust, may affect the effective yield of the trust certificates of any series and any class of certificates within that series. In addition, the manner and priorities of allocations of collections with respect to those underlying securities and other assets between classes of a particular series can also affect the effective yield of the trust certificates of any series and any class of certificates in that series. With respect to any series of trust certificates, a variety of tax, accounting, economic, and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we would expect the likelihood of redemption to increase.

         As specified in the applicable prospectus supplement, each of the underlying securities may be subject to acceleration upon the occurrence of some events of default under the terms of the underlying securities. Any early repayment of the underlying securities as a result of an acceleration will affect the maturity and yield on the trust certificates. For further information, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus. If an underlying securities issuer becomes subject to a bankruptcy proceeding, that proceeding may materially and adversely affect the timing and amount of payments of principal, premium, if any, or distributions on the certificates. Several factors, including an underlying securities issuer's operating and financial condition and leverage, and economic, geographic, legal and social factors, may affect the underlying securities issuer's ability to satisfy its obligations under the underlying securities.

         The extent to which the yield to maturity of trust certificates may vary from the anticipated yield due to the rate and timing of payments on the underlying securities and any other assets deposited in the trust will depend upon:

         o the degree to which the trust certificates are purchased at a discount or premium; and

         o the degree to which the timing of payments on the trust certificates is sensitive to the rate and timing of payments on the underlying securities and other assets deposited in the trust.

         If the interest rate of any series of trust certificates, or class within that series, is based on variable or adjustable interest rates, variations in the interest rates applicable to, and corresponding payments in respect of, the trust certificates will also affect the yield to maturity of the certificates. In the case of any series of trust certificates representing an interest in a pool of debt or other eligible securities, disproportionate principal payments, if any, applicable to those certificates may affect the yield on those certificates which have distribution rates higher or lower than the applicable reference interest rate. These disproportionate principal payments may result from differences in amortization schedules, payments due on scheduled maturity or upon early redemption.

         The prospectus supplement for each series of trust certificates will set forth additional information regarding yield and maturity considerations applicable to that series and each class within that series and the related underlying securities and other assets deposited in the trust.

                      DESCRIPTION OF THE TRUST CERTIFICATES

         The related trust will issue each series of trust certificates, or classes within that series, pursuant to the trust agreement and the series supplement relating to that series among the depositor, the trustee and any intermediaries named in the applicable prospectus supplement. We have filed a form of the trust agreement as an exhibit to our registration statement on Form S-3 (Registration No. 333-29015). The provisions of the applicable series supplement may vary depending upon the terms of the trust certificates being issued, the underlying assets and any other assets deposited in the trust, the credit support, if any, and the related trust. The following summary describes material provisions of the trust agreement and the related series supplement that may be applicable to each series of trust certificates. The applicable prospectus supplement will describe any material provision of the trust agreement and the related series supplement that is not described or materially differs from the description in this prospectus.

         The following summary does not purport to be complete and is subject to the detailed provisions of the trust agreement and related series supplement. You should carefully read the form of trust agreement and the related series supplement for a full description of the provisions, including the definition of some terms used, and for other information regarding the trust certificates. Whenever this prospectus refers to the defined terms of the trust agreement and the related series supplement, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by that reference. The term "trust certificate," with respect to any series, refers to all the trust certificates of that series, and each class within that series, whether or not offered in this prospectus and by the applicable prospectus supplement, unless the context otherwise requires.

         Following the issuance of a series of trust certificates, the applicable trust will file with the SEC a copy of the series supplement relating to that series as an exhibit to a current report on Form 8-K.

General

         The amount of trust certificates that may be issued under the trust agreement and the related series supplement is unlimited. The trust agreement and series supplement for a particular series of trust certificates will provide that trust certificates of that series may be issued in multiple classes. The series of trust certificates, or classes within that series, to be issued under the trust agreement and the related series supplement will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, as described in this prospectus and the prospectus supplement.

         Each of the classes, if any, will be allocated relative priorities to receive specified collections from and a percentage ownership interest of the assets deposited in the trust as identified and described in the applicable prospectus supplement. For further information, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Collections" in this prospectus. The applicable prospectus supplement will also contain a description of the following terms applicable to the series of trust certificates in respect of which this prospectus and the related prospectus supplement are being delivered:

         (1)   the title of the trust certificates;

         (2) the series of the trust certificates and, if applicable, the number and designation of classes of that series;

         (3) material information concerning the type, characteristics and specifications of the underlying securities, any credit support, and any other assets that the depositor deposits in the related trust, including, with respect to any underlying securities which at the time of deposit represent a significant portion of the assets in the trust and any related credit support:

                  o information concerning the material terms of each underlying security;

                  o   the identity of the issuer; and

                  o where publicly available information regarding the issuer may be obtained;

         (4) the original issue dates, which are the dates on which, or periods during which, the series of trust certificates may be issued;

         (5)   the offering price of the series of trust certificates;

         (6) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of the series of trust certificates;

         (7) if applicable, the relative rights and priorities of each class, including the method for allocating to the certificateholders of that class any collections from and defaults or losses on assets deposited in the trust;

         (8) whether the trust certificates of that series are fixed rate certificates or floating rate certificates, as described below, and:

                  o the applicable interest rate for the fixed rate certificates and the method of calculating the interest rate that is applicable to the series of floating rate certificates;

                  o    the date or dates from which interest will accrue;

                  o the applicable distribution dates on which principal of and premium, if any, and interest on, in each case as applicable, the series or class will be distributable; and

                  o the related record dates, if any, for determining the amounts of those distributions;

         (9) the circumstances and conditions under which any of the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or the trustee, or their respective affiliates and designees, or any other person identified in the prospectus supplement may exercise an optional exchange right and the periods within which or the dates on which, and the terms and conditions upon which any of those parties may exercise any optional exchange, in whole or in part and will state that the exchange right will be exercisable only to the extent that the exercise of the right:

                  o would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations; and

                  o would not affect the treatment of the trust as a "grantor trust" under the Internal Revenue Code;

         (10) the option, if any, of any specified third parties, which may include the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates, to purchase trust certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which that option may be exercised, in whole or in part;

         (11) the rating of each series or each class within the series offered by this prospectus and the related prospectus supplement;

         (12) the denominations in which the depositor can issue the series or each class within the series;

         (13) whether the trust certificates of any class within a given series will be (a) entitled to principal distributions with disproportionate, nominal or no interest distributions, or (b) "strip certificates" that are entitled to interest distributions with disproportionate, nominal or no principal distributions, and the terms applicable to each;

         (14) the identity of the depositary, if other than DTC, for the trust certificates;

         (15) the specified currency applicable to the trust certificates of the series or class for purposes of denominations of and distributions on that series or each class and any applicable circumstances and conditions when the specified currency may be changed, at the election of the depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on the series or class are to be distributed pursuant to that election;

         (16) all applicable required percentages and voting rights relating to the manner and percentage of votes of certificateholders of the series and each class within that series required with respect to specified actions by the depositor or the trustee under the trust agreement and the related series supplement or with respect to the applicable trust;

         (17) remedies available upon a payment default on the underlying securities or an acceleration of the underlying securities; and

         (18) all other material terms of the series or class within that series of trust certificates.

         The applicable prospectus supplement will describe the United States federal income tax consequences and ERISA consequences relating to the related series of trust certificates, or any class within the series. In addition, the applicable prospectus supplement will describe any special considerations, the specific terms and other information with respect to the issuance of any series of trust certificates or class within that series of trust certificates, on which the principal of and any premium and interest are distributable in a specified currency other than U.S. dollars. The U.S. dollar equivalent of the public offering price or purchase price of a trust certificate in a specified currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. As specified in the applicable prospectus supplement, the depositor, the trustee, the administrative agent, if any, or its agent as exchange rate agent for each series of trust certificates, will make that determination. If a noon buying rate is not published for the specified currency, the applicable prospectus supplement will set forth another source for all exchange rate calculations.

         Transfers of beneficial ownership interests in any global certificate will be effected in accordance with the normal procedures of DTC or any other specified depositary. If definitive certificates are issued in the limited circumstances described in this prospectus, they may be transferred or exchanged for like certificates of the same series at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations set forth in the trust agreement and the related series supplement, without the payment of any service charge, other than any tax or governmental charge.

Distributions

         Distributions allocable to principal, premium, if any, and interest on the trust certificates of each series and each class within the series will be made by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the record date, which refers to the close of business on the date specified in the applicable prospectus supplement.

         Except as provided in the succeeding paragraph, the trustee will make distributions with respect to trust certificates at its corporate trust office or agency specified in the applicable prospectus supplement in The City of New York; provided that the trustee will distribute any amounts distributable on the final scheduled distribution date of a trust certificate only upon surrender of the trust certificate at the applicable location stated above.

         The trustee will make distributions on trust certificates, except as provided below, by check mailed to the certificateholders listed on the relevant record date in the ownership register maintained for that purpose under the trust agreement and the related series supplement, which, in the case of global securities, will be a nominee of the depositary. A certificateholder of $10,000,000 or more in aggregate principal amount of trust certificates of a given series, and any holder of a global security, shall be entitled to receive distributions by wire transfer of immediately available funds, but only if the trustee receives appropriate wire transfer instructions in writing for the series not later than 10 calendar days before the applicable distribution date.

         A "business day" with respect to any trust certificate means (1) any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close; or (2) a business day, as the term is used in the indenture, or other governing document, for the underlying securities.

Distributions on the Trust Certificates

         Each class of trust certificates of a given series, other than some classes of strip certificates, which are trust certificates with nominal, disproportionate or no interest distributions, may have a different applicable distribution rates, which may be fixed or floating, as described below. In the case of strip certificates that entitle their holders to receive either nominal or no certificate principal balance, the distributions will be in an amount described in the applicable prospectus supplement. In this prospectus, "certificate principal balance" means amounts in respect of principal out of the future cash flows of the assets deposited in the trust. In addition, in this prospectus "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on strip certificates with a nominal or no certificate principal balance will be made on each distribution date. Reference to the notional amount of a class of strip certificates in this prospectus or in a prospectus supplement does not indicate that those certificates represent the right to receive any distribution in respect of principal in that amount, but rather we use the term "notional amount" solely as a basis for calculating the amount of required distributions and determining some relative voting rights, all as specified in the applicable prospectus supplement. The applicable distribution rate will be described in the prospectus supplement and will be based upon the rate of interest received on the underlying securities, credit support, if any, and any payments in respect of any retained interest. For a detailed description of "retained interest," see "Description of the Trust Agreement--Retained Interest" below. The applicable distribution rate may be either a fixed rate or a floating rate.

         Fixed Rate Certificates. Each series of trust certificates with a fixed distribution rate will pay distributions on the outstanding principal balance of that series, from its original issue date or from the last date to which distributions have been paid, at the fixed distribution rate stated on its face and in the applicable prospectus supplement until the principal amount of that series is distributed or made available for repayment. In the case of a series of fixed rate certificates with a nominal or no principal amount, that series will pay distributions until the notional amount of that series is reduced to zero, except that, if so specified in the applicable prospectus supplement, the distribution rate for that series or any class or classes may be subject to periodic adjustment in response to designated changes in the rating assigned to the trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the related prospectus supplement. Unless otherwise stated in the prospectus supplement, interest on each series or class of fixed rate certificates will be distributable in arrears on each distribution date as specified in the prospectus supplement. Each distribution of interest payments shall include interest accrued on the underlying securities through the day specified in the prospectus supplement and the related series supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Certificates. Each series of trust certificates with a variable distribution rate will pay distributions on the outstanding principal balance of that series at the initial applicable distribution rate set forth on its face and in the applicable prospectus supplement from its original issue date to but excluding the first distribution reset date for that series. The distribution reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the applicable prospectus supplement for the series.

         Thereafter, the applicable distribution rate on the series for each distribution reset date will be determined by reference to an interest rate basis, or "base rate," plus or minus the spread, if any, or multiplied by the spread multiplier. The "base rate" for any series of trust certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate prevailing on loans or other extensions of credit in a specified credit market. The "spread" is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the applicable prospectus supplement as being applicable to that series. The "spread multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to that series. The applicable prospectus supplement may specify, however, that the spread or spread multiplier on that series of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the prospectus supplement.

         The applicable prospectus supplement, unless it otherwise specifies, will designate one of the following base rates as applicable to a floating rate certificate:

         o    the CD rate for a "CD rate           o    the Prime Rate for a "prime rate
              certificate";                             certificate";
         o    the commercial paper rate for a      o    the treasury rate for a "treasury
              "commercial paper rate                    rate certificate"; or
              certificate";                        o    another base rate, as set forth in
         o    the federal funds rate for a              the applicable prospectus
              "federal funds certificate";              supplement.
         o    LIBOR rate for a "LIBOR
              certificate";

         Distributions will be payable only from cash that the trustee receives from the underlying securities and any other assets deposited in the trust that are available for application to that payment, notwithstanding the accrual of distributions on the principal balance of the certificates at a higher rate.

         As specified in the applicable prospectus supplement, floating rate certificates of a particular series may also have either or both of the following:

         (1) a "maximum certificate rate," which is a maximum limitation, or ceiling, on the rate at which distributions may accrue during any distribution accrual period specified in the applicable prospectus supplement; and

         (2) a "minimum certificate rate," which is a minimum limitation, or floor, on the rate at which distributions may accrue during any distribution accrual period specified in the prospectus supplement.

         In each case, these distribution rates will be expressed as a rate per annum on a simple interest basis. In addition to any maximum certificate rate, the distribution rate applicable to any series of floating rate certificates will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

         The depositor will appoint, and enter into agreements with, calculation agents who will calculate floating distribution rates on each series of floating rate certificates. The applicable prospectus supplement will set forth the identity of the calculation agent for each series of floating rate certificates. All determinations of distributions by the calculation agent will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series.

         The applicable floating distribution rate will be reset for a "distribution reset period" that will be reset daily, weekly, monthly, quarterly, semiannually or annually. The first day of each distribution reset period is called a "distribution reset date" and, with respect to each series, will be specified in the applicable prospectus supplement; provided that, unless otherwise specified in the prospectus supplement, the distribution rate in effect for the 10 days immediately before the final scheduled distribution date for a particular series of certificates will be that in effect on the tenth day preceding that final scheduled distribution date. If a distribution reset date for any series of floating rate certificates would otherwise be a day that is not a business day, that distribution reset date will occur on the next business day, except that, in the case of a LIBOR certificate described above, if that business day would fall in the next calendar month, the distribution reset date will be the immediately preceding business day.

         Unless the applicable prospectus supplement provides otherwise, distributions payable in respect of floating rate certificates will be the accrued distributions from and including the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to but excluding the immediately following distribution date. With respect to a floating rate certificate, accrued distributions will be calculated by multiplying the certificate's principal balance by an accrued distribution factor. The accrued distribution factor will be computed by adding the distribution factors calculated for each day in the period for which accrued distributions are being calculated. Unless the applicable prospectus supplement provides otherwise, the distribution factor, which is expressed as a decimal calculated to seven decimal places without rounding, for each day is computed by dividing the applicable distribution rate in effect on that day by 360, in the case of LIBOR certificates, commercial paper rate certificates, federal funds rate certificates, prime rate certificates, and CD rate certificates, or by the actual number of days in the year, in the case of treasury rate certificates. For purposes of making the foregoing calculation, the variable distribution rate in effect on any distribution reset date will be the applicable rate as reset on that date.

         Unless the applicable prospectus supplement provides otherwise, all percentages resulting from any calculation of the distribution rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

         Distributions on any series of floating rate certificates will be distributable on the distribution dates and for the distribution accrual periods as and to the extent set forth in the applicable prospectus supplement.

         The "calculation date" pertaining to a record date will be the earlier of (1) the tenth calendar day after the record date or, if that day is not a business day, the next succeeding business day or (2) the business day preceding the applicable distribution date.

         Upon the request of the holder of any floating rate certificate of a particular series, the calculation agent for that series will provide the applicable distribution rate then in effect and, if determined, the distribution rate that will become effective on the next distribution reset date with respect to the floating rate certificate.

         In the descriptions below:

         o The "index maturity" for any series of floating rate certificates is the period of maturity of the instrument or obligation from which the base rate is calculated.

         o "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System.

         o "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York.

         CD Rate Certificates. CD rate certificates will pay distributions at rates specified in the applicable prospectus supplement and will be calculated with reference to the CD rate and the spread and/or the spread multiplier, if any.

         The "CD rate" means, with respect to any record date, the rate on that date for negotiable certificates of deposit having the applicable index maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to the record date, the CD rate will be the rate on that record date for negotiable certificates of deposit of the applicable index maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Certificates of Deposit." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to that record date, then the CD rate for that record date will be the arithmetic mean of the secondary market offered rates for negotiable certificates of deposit as of 10:00 a.m., New York City time, on that record date. Those rates will be from three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent after consultation with the depositor. The negotiable certificates of deposit will be issued by major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit and will have a remaining maturity closest to the applicable index maturity in a denomination of $5,000,000. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the CD rate certificates on the record date. If the CD rate must be calculated then that calculation will be performed by the calculation agent.

         CD rate certificates, like other trust certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

         Commercial Paper Rate Certificates. Commercial paper rate certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to the commercial paper rate, as described below, and the spread and/or the spread multiplier, if any.

         The "commercial paper rate" means, with respect to any record date, the money market yield, as described below, on the record date of the rate for commercial paper having the applicable index maturity, as published in H.15(519) under the heading "Commercial Paper." If that rate is not published before 9:00 a.m., New York City time, on the calculation date pertaining to that record date, the commercial paper rate will be the money market yield on that record date of the rate for commercial paper of the applicable index maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to the record date, then the commercial paper rate for that record date will be the money market yield of the arithmetic mean of the offered rates for commercial paper of the applicable index maturity as of 11:00 a.m., New York City time, on that record date. Those rates will be from three leading dealers of commercial paper in The City of New York selected by the calculation agent after consultation with the depositor. The commercial paper will have been placed for industrial issuers whose bond rating, as determined by a nationally recognized rating agency, is "AA" or the equivalent. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the commercial paper rate certificates on the record date. If the commercial paper rate must be calculated then that calculation will be performed by the calculation agent.

         The term "money market yield" means a yield calculated in accordance with the following formula:

         Money Market Yield       =          D x 360          x     100
                                          -------------
                                          360 - (D x M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

         Federal Funds Rate Certificates. Federal funds rate certificates will bear interest at the interest rates that the applicable prospectus supplement specifies, calculated with reference to the federal funds rate, as described below, and the spread and/or the spread multiplier, if any.

         The "federal funds rate" means, with respect to any record date, the rate on that date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to the record date, the federal funds rate will be the rate on that record date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to that record date, then the federal funds rate for that record date will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York as of 9:00 a.m., New York City time, on that record date. Those dealers will be selected by the calculation agent after consultation with the depositor. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the federal funds certificates on the record date. If the federal funds rate must be calculated then that calculation will be performed by the calculation agent.

         LIBOR Certificates. LIBOR certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

         "LIBOR" means, with respect to any record date, the rate that the calculation agent determines in accordance with either clause (1) or clause (2) below, as specified in the applicable prospectus supplement:

         (1) LIBOR Telerate, which is the rate for deposits in U.S. dollars of the index maturity specified in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the record date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on that record date. "Telerate Page 3750" means the display designated as page "3750" on the Telerate service, or any other page that may replace page 3750 on that service or any other service or services that may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

         (2) LIBOR Reuters, which is the arithmetic mean of the offered rates for deposits in U.S. dollars having the index maturity specified in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the record date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that record date, if at least two of those offered rates appear on the Reuters Screen LIBO Page. "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service, or any other page that may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

         If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         If, in the case where clause (1) above applies, no rate appears on Telerate Page 3750 or, in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, the calculation agent will determine LIBOR in respect of the relevant record date on the basis of the rates at which deposits in U.S. dollars of the index maturity specified in the applicable prospectus supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that record date by four major banks, or "reference banks," in the London interbank market, selected by the calculation agent, commencing on the second London Banking Day immediately following the record date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the market at the time. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the record date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for the record date will be the arithmetic mean of the rates that three major commercial or investment banks, which may include Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates, in The City of New York quote at approximately 11:00 a.m., New York City time, on the record date for U.S. dollar loans of the applicable index maturity to leading European banks, commencing on the second London Banking Day immediately following the record date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in that market at that time. Those investment banks will be selected by the calculation agent after consultation with the depositor. However, if the banks that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the LIBOR certificates on the record date. If LIBOR must be calculated then that calculation will be performed by the calculation agent.

         If any LIBOR certificate is indexed to the offered rates for deposits in a specified currency other than U.S. dollars, the applicable prospectus supplement will describe the method for determining the rates.

         Prime Rate Certificates. Prime rate certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

         The "prime rate" means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading "Bank Prime Loan." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as that bank's prime rate or base lending rate as in effect for that record date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks. If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York. If fewer than two rates appear on the Reuters Screen NYMF Page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority. The banks and trust companies referred to above will be selected by the calculation agent after consultation with the depositor. However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date. If the prime rate must be calculated then that calculation will be performed by the calculation agent.

         Treasury Rate Certificates. Treasury rate certificates will pay distributions at the rates, calculated with reference to the treasury rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

         The "treasury rate" means, with respect to any record date, the rate for the auction held on that record date of treasury bills of the index maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date, the prime rate will be the auction average rate for the record date, expressed as a bond equivalent, rounded to the nearest 1/100 of 1%, with 5/1,000 of 1% rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, as otherwise announced by the U.S. Department of the Treasury. If the results of the auction of treasury bills having the applicable index maturity are not published or reported as provided above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the record date, then the treasury rate will be a yield to maturity, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the record date, of three leading primary U.S. government securities dealers for the issue of Treasury bills with a remaining maturity closest to the applicable index maturity. Those dealers will be selected by the calculation agent after consultation with the depositor. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the treasury rate certificates on the record date. If the treasury rate must be calculated then that calculation will be performed by the calculation agent.

Principal of the Trust Certificates

         Each trust certificate, other than some classes of strip certificates, will have a "certificate principal balance," which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flows on the underlying securities and any other assets deposited in the trust. The applicable prospectus supplement will include a section entitled "Description of the Trust Certificates--Collections and Distributions," which will describe the priority of distributions on each class of trust certificates in a particular series. The outstanding certificate principal balance of a trust certificate will be reduced to the extent of distributions of principal on the certificate. In addition, if applicable pursuant to the terms of the related series, the outstanding certificate principal balance will be reduced by the amount of any realized losses, which are the net losses realized on any underlying securities or other assets deposited in the trust that are allocated to the certificates. The applicable prospectus supplement will specify the initial aggregate certificate principal balance of a series.

Optional Exchange

         The applicable prospectus supplement may provide that any of the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the trustee or their respective affiliates and designees or any other person identified in the prospectus supplement may exchange trust certificates of any particular series for a pro rata portion of the underlying securities and other assets deposited in the trust pursuant to an "optional exchange right." Any series with certificates that may be exchanged pursuant to an optional exchange right is referred to as an "exchangeable series." The prospectus supplement will specify the terms upon which an optional exchange right may be exercised; provided that:

         (1) any optional exchange right shall be exercisable only to the extent that the exercise of that right:

               (1) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations under the act; and

               (2) would not affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code; and

         (2) if the assets deposited in the trust constitute a pool of underlying securities, any exercise of the optional exchange right will be effected so that, with respect to each series or issue of underlying securities included in that pool, together with any related assets that credit enhance or otherwise support that series or issue of underlying securities, the proportion that the principal amount of that series or issue of underlying securities, together with the related assets, bears to the aggregate principal amount of trust certificates immediately before the exercise will be equal to the proportion that the principal amount of the series or issue of underlying securities, together with the related assets, bears to the aggregate principal amount of trust certificates immediately after the exercise.

         The exercise of an optional exchange right will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding. For more details, see "Risk Factors--Your rights to an optional exchange may be limited or unavailable." While the exercise of an optional exchange will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding, the availability of the optional exchange right may increase liquidity for the certificateholders. The ability to exchange trust certificates for underlying securities enables holders of optional exchange rights to sell underlying securities, which may be part of a more liquid issue than the trust certificates, at a better price for the holder than the sale of any such the less liquid trust certificates.

Default and Remedies

         If there is a payment default on or acceleration of the underlying securities or if an underlying securities issuer of concentrated underlying securities ceases to file Exchange Act reports, then:

         (1) the trustee will sell all of the underlying securities and a pro rata portion of the related assets and distribute the proceeds from that sale to the certificateholders in accordance with the allocation ratio described below; or

         (2) the trustee will distribute the underlying securities and a pro rata portion of the related assets in kind to the certificateholders in accordance with that allocation ratio.

In each of those circumstances, the related prospectus supplement will specify whether (1) or (2) above will occur or whether and how the trust certificateholders will be given the opportunity to vote on which of (1) or (2) will occur.

The certificateholders of the relevant series may experience a loss on any sale described in (1) above if the sale price is less than the purchase price for the underlying securities. The prospectus supplement will set forth the choice of remedies for a particular series, and the trustee, the depositor and certificateholders will have no discretion in this respect.

         The "allocation ratio" referred to above is the allocation between classes of a given series of the total expected cash flows from the underlying securities and any other assets deposited in the trust of that series. The prospectus supplement for any series with more than one class will set forth the allocation ratio for that series. In addition to default or acceleration on underlying securities, the allocation ratio relates to voting rights held by owners of underlying securities because those voting rights will be allocated among certificate holders of different classes of a particular series in accordance with their economic interests. Further, the allocation ratio applies in the event of a sale or distribution of underlying securities once an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Underlying Securities and Other Assets Deposited in the Trust--Principal Terms of Underlying Securities."

Call Right

         The depositor or an affiliate of the depositor, or, if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold a call right on trust certificates, or may hold a call right on underlying securities. A "call right" on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates. A call right on underlying securities is the right to purchase all or some of the underlying securities of a given series from the trust. The likelihood that a party will exercise its call right increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates on which, or periods during which, the series of trust certificates may be issued. Any reduction in interest rates would increase the value of the underlying securities, making the exercise of a call right more likely. If one or more specified persons hold a call right with respect to a particular series of certificates, the applicable prospectus supplement will designate that series as a "callable series."

         The terms upon which the persons or entities specified above may exercise a call right will be described in the applicable prospectus supplement. Those terms may include the following:

         o     the initial holder of the call right;

         o whether the trust certificate principal balance or notional amount of each trust certificate being purchased pursuant to the call right must be an authorized denomination;

         o     the call date or dates; and

         o     the call price.

         After receiving notice of the exercise of a call right, the trustee will disseminate that notice as specified in the trust agreement. Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive, in the case of a purchase of less than all of the trust certificates, payment of a pro rata share of the call price paid in connection with that exercise. In addition, in conjunction with the exercise of a call on underlying securities in respect of all or a portion of the underlying securities, the trust certificates will be redeemed in whole, pro rata or in accordance with the allocation ratio, as applicable and as specified in the related prospectus supplement.

Put Right

         Trust certificates may be issued with underlying securities that give the holders of those securities a put option, which permits the holders to require the underlying securities issuer to repurchase or otherwise repay the underlying securities on or after a fixed date. If underlying securities for a particular series of certificates are subject to a put option, the trustee for that series of trust certificates will, if the criteria specified in the applicable prospectus supplement are met, exercise the put option on the "put date." The "put date" is the first date that the option is available to be exercised. The put date will also be the final scheduled distribution date with respect to that series;

provided, however, that if the holder of a call right has exercised that right before the final scheduled distribution date, then the trust certificates of the callable series will be redeemed as described in "Description of the Trust Certificates--Call Right" in this prospectus. The depositor will not issue a series of trust certificates with underlying securities that are subject to a put option if doing so would either (1) cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, or (2) affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code.

Global Securities

         Unless otherwise specified in the applicable prospectus supplement, all trust certificates of a given series will, upon issuance, be represented by one or more global securities that will be deposited with, or on behalf of, DTC, and registered in the name of Cede, as nominee of DTC. Unless and until a global security is exchanged in whole or in part for definitive certificates, which are the individual trust certificates that the global security represents, a global security may not be transferred except:

         o as a whole by the depositary for that global security to a nominee of that depositary; or

         o by a nominee of that depositary to the depositary or another nominee of the depositary; or

         o by that depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows:

         o DTC is a limited-purpose trust company organized under the laws of the State of New York;

         o DTC is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

         o DTC was created to hold securities of the institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among those institutions in those securities through electronic computerized book-entry changes in accounts of the participating institutions, thereby eliminating the need for physical movement of trust certificates; and

         o DTC's participating institutions include securities brokers and dealers, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, banks, trust companies, clearing corporations and other organizations, some of which, and/or their representatives, own DTC. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participating institution, either directly or indirectly. DTC has confirmed to the depositor that it intends to follow these procedures.

         Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual trust certificates that the global security represents to the accounts of its participating institutions. The underwriters of the trust certificates will designate the accounts to be credited, or, if the trust certificates are offered and sold directly through one or more agents, the depositor or its agent or agents will designate the accounts to be credited. Only institutions that have accounts with the depositary or persons or entities that may hold beneficial interests through these institutions can own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for that global security or by institutions that have accounts with the depositary or persons or entities that hold securities through these institutions. The laws of some states require that some purchasers of securities take physical delivery of those securities. Those limits and laws may limit the market for beneficial interests in a global security.

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

         So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual trust certificates that the global security represents for all purposes under the trust agreement and the related series supplement governing the trust certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the individual trust certificates that the global security represents registered in their names, will not receive or be entitled to receive physical delivery of any of those trust certificates and will not be considered the certificateholders under the trust agreement and the related series supplement governing the trust certificates. Because the depositary can act only on behalf of the institutions that have accounts with it, the ability of a holder of any trust certificate to pledge that trust certificate to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to that trust certificate, may be limited due to the lack of a physical trust certificate.

         Payments of principal of and premium, if any, and any distributions on individual trust certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the depositor, the trustee or securities intermediary for the trust certificates, any paying agent or the trust certificate registrar for the trust certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

         The depositor expects that the depositary for trust certificates of a particular series, upon receipt of any payment of principal, premium or distributions in respect of a definitive global security representing any of the trust certificates, will immediately credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositary also expects that payments by institutions that have accounts with it to owners of beneficial interests in the global security held through those institutions will be registered in "street name" and will be the responsibility of those institutions.

         If the depositary for trust certificates of a given series is at any time unwilling or unable to continue as depositary and the depositor does not appoint a successor depositary within 90 days, the depositor will issue individual definitive trust certificates in exchange for the global security or securities representing those trust certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any trust certificates of a particular series represented by one or more global securities and, in that event, will issue definitive certificates of the series in exchange for the global security or securities representing the trust certificates. Further, if the depositor so specifies with respect to the trust certificates of a particular series, an owner of a beneficial interest in a global security representing trust certificates of that series may, on terms acceptable to the depositor and the depositary for the global security, receive individual definitive trust certificates in exchange for the beneficial interest. In that case, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive trust certificates of the series that the global security represents equal in principal amount to the beneficial interest and to have the definitive trust certificates registered in its name.

         The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any series of trust certificates being offered to the extent not set forth or different from the description above.

                       DESCRIPTION OF THE TRUST AGREEMENT

         General. The following summary of material provisions of the trust agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement we previously filed on Form S-3 (Registration No. 333-29015). Wherever references to particular sections or defined terms of the trust agreement appear in this prospectus, those sections or defined terms are incorporated in this prospectus by reference as part of the statement made and the statement is qualified in its entirety by such reference.

Assignment of Underlying Securities and Any Other Assets Deposited in the Trust

         At the time any series of trust certificates is issued, the depositor will cause the underlying securities and any other deposited assets specified in the prospectus supplement to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and interest received by or on behalf of the depositor on or with respect to those underlying securities and other assets deposited in the trust after the cut-off date specified in the prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest. Concurrently with that assignment, the depositor will execute, and the trustee will authenticate and deliver, trust certificates to the depositor in exchange for the underlying securities and any other assets deposited in the trust. Each underlying security and other asset deposited in the trust will be identified in a schedule to the applicable series supplement to the trust agreement. The schedule will include summary identifying information with respect to each underlying security and other deposited asset as of the cut-off date. The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, any rating, and any other material information with respect to any concentrated underlying securities.

         In addition, the depositor will, with respect to each underlying security and other deposited asset, deliver or cause to be delivered to the trustee, or to the custodian, all documents necessary to transfer to the trustee ownership of the underlying securities and any other assets deposited in the trust. The trustee or the custodian will hold those documents in trust for the benefit of the certificateholders.

         The depositor will make some representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement and the related series supplement. Upon a breach of any representation of the depositor that materially and adversely affects the interests of the certificateholders, the depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         General. With respect to any series of trust certificates, the trustee or any other person specified in the prospectus supplement, directly or through administrative agents, will establish and maintain specific accounts for the benefit of the holders of the relevant trust certificates and will deposit into those accounts all amounts that it receives in respect of the underlying securities and any other assets deposited in the trust. The trustee on behalf of the trust may direct any depository institution maintaining those accounts to invest the funds in the accounts in one or more "eligible investments," as defined in the trust agreement, bearing interest or sold at a discount. Any earnings with respect to those investments will be paid to, and any losses with respect to the investments will be solely for the account of, the certificateholders and, if applicable, the holder of the retained interest, in accordance with the allocation ratio. Further, the trustee or any other person specified in the prospectus supplement will make reasonable efforts to collect all scheduled payments under the underlying securities and any other assets deposited in the trust, and will follow or cause to be followed those collection procedures, if any, that it would follow with respect to comparable financial assets that it held for its own account; provided that those procedures are consistent with the trust agreement and the related series supplement and any related instrument governing any credit support, and provided further that, except as otherwise expressly set forth in the applicable prospectus supplement, the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Realization upon Defaulted Deposited Assets. The trustee, as administrator with respect to the underlying securities and any other assets deposited in the trust, on behalf of the certificateholders of a given series, or any class or classes within the series, will present claims under each applicable credit support instrument and will take any reasonable steps necessary to receive payment or to permit recovery under that instrument with respect to defaulted underlying securities or other assets deposited in the trust. As described above, all collections by or on behalf of the trustee under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

         The trustee will be obligated to follow, or cause to be followed, those normal practices and procedures it deems necessary or advisable to realize upon any defaulted underlying securities or other assets deposited in the trust. The trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable prospectus supplement. If the proceeds of any liquidation of the defaulted assets are less than the sum of:

         (1)   the outstanding principal balance of the assets;

         (2) interest accrued but unpaid on those assets at the applicable interest rate; and

         (3) the aggregate amount of expenses incurred by the trustee in connection with those proceedings to the extent reimbursable from the assets of the trust under the trust agreement and the related series supplement, then the trust for the applicable series will realize a loss in the amount of the difference. The trustee will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted assets, as provided in the applicable prospectus supplement, amounts representing:

         o its normal administrative compensation on the underlying securities and any other assets deposited in the trust;

         o unreimbursed administrative expenses incurred with respect to those assets; and

         o any unreimbursed advances of delinquent payments made with respect to those assets.

Those withdrawals will occur to the extent provided in the applicable prospectus supplement before the distribution of those proceeds to certificateholders.

Retained Interest

         The prospectus supplement for a series of trust certificates will specify whether there will be any retained interest in the underlying securities and any other assets deposited in the trust, and, if so, will identify the owner of any retained interest. If so specified, the retained interest will be established on an asset-by-asset basis and will be set forth in an exhibit to the applicable series supplement. A retained interest in underlying securities and any other assets deposited in the trust represents a specified ownership interest in those assets and a right to a portion of the payments thereon. Payments in respect of the retained interest will be deducted from payments on the underlying securities and any other assets deposited in the trust as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. After the trustee deducts all applicable fees, as provided in the trust agreement and the related series supplement, from any partial recovery on an underlying security, the trustee will allocate any partial recovery between the holder of the retained interest, if any, and the certificateholders of the applicable series.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable prospectus supplement, the trustee will have no obligation to make any advances with respect to collections on the underlying securities and any other assets deposited in the trust or in favor of the certificateholders of the related series of trust certificates. However, to the extent provided in the applicable prospectus supplement, the trustee will advance on or before each distribution date its own funds or funds held in the certificate account for that series that are not part of the funds available for distribution for that distribution date, in an amount equal to the aggregate of payments of principal, premium, if any, and interest, net of related fees and any retained interest, with respect to the underlying securities and any other assets deposited in the trust that were due during the related collection period and were delinquent on the related record date, subject to (1) the trustee's good faith determination that those advances will be reimbursable from related proceeds, as described below, and (2) other conditions as may be specified in the prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled principal, premium, if any, and interest payments to holders of the class or classes of certificates entitled to those payments, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable prospectus supplement, advances of the trustee's funds, if any, will be reimbursable only out of "related proceeds," which are related recoveries on the underlying securities and any other assets deposited in the trust and amounts received under any form of credit support for the series with respect to which the advances were made. However, any advance will be reimbursable from any amounts in the certificate accounts for the series to the extent that the trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds. If the trustee has made advances from excess funds in the certificate account for any series, the trustee will replace the funds in that certificate account on any future distribution date to the extent that funds in that certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If specified in the applicable prospectus supplement, the obligations, if any, of the trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, the applicable prospectus supplement will contain information regarding the characteristics of, and the identity of any obligor on, any surety bond.

Matters Regarding the Trustee, the Administrative Agent, and the Depositor

         The trustee may enter into administration agreements with one or more administrative agents to delegate some of its administrative obligations with respect to a related series of certificates under the trust agreement and the related series supplement; provided, however, that:

         (1) the delegation shall not release the trustee from the duties, obligations, responsibilities or liabilities arising under the trust agreement and the related series supplement;

         (2) the administration agreement shall not affect the rating of any class of trust certificates of the series;

         (3) the agreements are consistent with the terms of the trust agreement and the related series supplement;

         (4) the trustee will remain solely liable for all fees and expenses it may owe to the administrative agent;

         (5) the administrative agent shall give representations and warranties in the administration agreement that are the same in substance as those required of the trustee; and

         (6) the administrative agent shall meet the eligibility requirements of the trustee pursuant to the trust agreement and the related series supplement.

Any administrative agent for each series of trust certificates under the trust agreement and the related series supplement will be named in the applicable prospectus supplement. The entity serving as administrative agent for any series may be the trustee, the securities intermediary, the depositor, an affiliate of any of the foregoing or any third party and may have other business relationships with the trustee, the securities intermediary, the depositor or their respective affiliates. The applicable prospectus supplement will specify the administrative agent's compensation, if any, and the source, manner and priority of payment of that compensation, with respect to a given series of trust certificates.

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

         The trust agreement and the related series supplement will provide that an administrative agent may resign from its obligations and duties under the trust agreement and the related series supplement with respect to any series of trust certificates only if:

         o the resignation, and the appointment of a successor, will not result in a rating withdrawal or downgrading of any class of trust certificates of that series; or

         o it is determined that the duties of the administrative agent under the trust agreement and the related series supplement with respect to that series are no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement and the related series supplement.

         The trust agreement and the related series supplement will further provide that none of the administrative agent, the depositor, the trustee, or any director, officer, employee or agent of the trustee, the administrative agent or the depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement and the related series supplement or for errors in judgment. However, none of the depositor or any director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of:

         o     willful misfeasance;

         o     bad faith or gross negligence in the performance of duties; or

         o     reckless disregard of obligations and duties.

         The trust agreement and the related series supplement will further provide that the trustee, any administrative agent, the depositor and any director, officer, employee or agent for any of them will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement and the related series supplement. However, those persons will not be indemnified for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement and the related series supplement or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement and the related series supplement to the trust agreement will provide that the trustee, any administrative agent, and the depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement and the related series supplement to the trust agreement or which in their respective opinions may involve them in any expense or liability. Each of the trustee, any administrative agent, and the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the related series supplement to the trust agreement and the rights and duties of the parties and the interests of the certificateholders under the trust agreement and the related series supplement to the trust agreement. The applicable prospectus supplement will describe how legal expenses and costs of any action and any liability resulting from that action will be allocated.

         Neither the trustee, the depositor, nor any administrative agent shall have any obligations with respect to the underlying securities. The depositor is not authorized to proceed against the underlying securities issuer in the event of a default. Except as expressly provided in the trust agreement and the related series supplement to the trust agreement, the trustee is not authorized to proceed against the underlying securities issuer or to assert the rights and privileges of certificateholders.

         Any person into which the trustee, the depositor, or an administrative agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the trustee, the depositor, or an administrative agent is a part, or any person succeeding to the business of the trustee, the depositor, or an administrative agent, will be the successor of the trustee, the depositor, or that administrative agent under the trust agreement and the related series supplement with respect to the trust certificates of a series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

         "Administrative agent termination events" under the trust agreement and the related series supplement to the trust agreement relating to any given series of trust certificates will consist of the following:

         o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the underlying securities and other assets deposited in the trust and credit support, if any, as required under the trust agreement and the related series supplement to the trust agreement, that continues unremedied for five days after:

                  (1) the trustee or the depositor gives written notice of the failure to the administrative agent; or

                  (2) the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee;

         o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the trustee with respect to the series, that continues unremedied for 30 days after:

                  (1) the trustee or the depositor gives written notice of the failure to the administrative agent; or

                  (2) the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

         The applicable prospectus supplement will set forth any additional administrative agent termination events. In addition, the applicable prospectus supplement and the related trust agreement series supplement will specify, as to each matter requiring the vote of holders of trust certificates of a class or group of classes within a given series, the circumstances and manner in which the required percentage applicable to each matter is calculated. "Required percentage" means, with respect to any matter requiring a vote of holders of trust certificates of a given series, the specified percentage of the aggregate voting rights of the trust certificates of the series applicable to the matter. "Voting rights" are the portion of the aggregate voting rights of underlying securities allocated to certificateholders of each class within a given series and to the holder of the retained interest in direct proportion to the allocation ratio, as described in the applicable prospectus supplement.

         When an administrative agent termination event occurs, the trustee may terminate the relevant administration agreement and the rights and obligations of the administrative agent under any administration agreement in accordance with its terms and conditions. In the event of a termination of the administration agreement, the trustee shall simultaneously:

         o reassume direct responsibility for all obligations it delegated in the administration agreement without any act or deed on the part of the applicable administrative agent; and

         o administer directly the related underlying securities or enter into an administration agreement with a successor administrative agent that complies with the requirements set forth above.

         If the trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction to appoint, an administrative agent that complies with the requirements set forth above. Pending the appointment of the administrative agent, the trustee must act as administrative agent, except if the trustee is prohibited by law from obligating itself to make advances regarding delinquent underlying securities and other assets deposited in the trust.

Trustee Compensation and Payment of Expenses

         With respect to a given series of trust certificates, the applicable prospectus supplement will specify the trustee's compensation, and the source, manner and priority of payment. The applicable series supplement may provide that the depositor will pay some prepaid ordinary expenses of the trustee, as follows:

         o If the prepaid ordinary expenses set forth in the series supplement are greater than zero, the trustee will be deemed to agree that the payment of that amount constitutes full and final satisfaction of and payment for all ordinary expenses.

         o If the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may indicate that the trust will pay ordinary expenses. In that case, the trustee will be paid on a periodic basis by the trust or from the retained interest at the rate or amount and on the terms provided for in the series supplement.

         The trustee has agreed, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the trust will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim on payment of ordinary expenses from any other source, including the depositor.

         Alternatively, if the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may provide that the depositor will periodically pay to the trustee a fee for its services and expenses as trustee. In that case, the timing and method of payment will be set forth in the series supplement. The trustee will agree, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the depositor will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim for payment of ordinary expenses from the trust. The trustee has further agreed that, notwithstanding any failure by the depositor to make those periodic payments of ordinary expenses, the trustee will continue to perform its obligations under the trust agreement and the related series supplement. Any obligation on the depositor to pay ordinary expenses will be extinguished and of no further effect upon the payment of ordinary expenses due and owing on the termination of the trust pursuant to the terms of the trust agreement and the related series supplement.

         Subject to the terms of the trust agreement and the related series supplement, all extraordinary expenses, to the extent not paid by a third party, are obligations of the trust, and when due and payable will be satisfied solely by the trust. "Extraordinary expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the trust, other than:

         (1)   ordinary expenses; and

         (2) costs and expenses payable by a particular trust certificateholder, the trustee or the depositor pursuant to the trust agreement and the related series supplement.

         The series supplement will define "ordinary expenses." Ordinary expenses generally consist of the trustee's ordinary expenses and overhead in connection with its services as trustee, including:

         o the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the trust agreement and the related series supplement;

         o the costs and expenses of holding and making ordinary collection or payments on the assets of the trust and of determining and making payments of principal or distributions;

         o the costs and expenses of the trust's or trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust; and

         o any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the trust.

If specified in the applicable series supplement, the trustee, in addition to amounts payable to any administrative agent, will pay from its compensation any expenses incurred in connection with its administration of the underlying securities and other assets deposited in the trust to the extent specified, including, without limitation, payment of:

         o the fees and disbursements of the trustee, if applicable, and independent accountants;

         o expenses incurred in connection with distributions and reports to certificateholders; and

         o any other expenses described in the applicable prospectus supplement.

         The trustee will not take any action, including appearing in, instituting or conducting any action or suit under the trust agreement and the related series supplement to the trust agreement or in relation to the trust agreement and related series supplement which:

         o is not indemnifiable under the trust agreement and the related series supplement to the trust agreement;

         o in the trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are extraordinary expenses unless:

                  (1) the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

                  (2)      the trustee has been instructed by the
                           certificateholders representing not less than the required percentage-remedies to do so, and

                  (3) the certificateholders, pursuant to the instructions given under clause (2) above, have agreed that the costs, expenses or liabilities will either be:

                           - paid by the trustee from the trust, in the case of a vote of 100% of the aggregate principal amount of trust certificates then outstanding; or

                           -      paid by the trustee.

         The payment will be made out of the trustee's own funds and not from monies on deposit in the trust, in which case the trustee will be entitled to receive, upon demand, reimbursement from those certificateholders who have agreed to bear the entire amount of those costs, expenses or liabilities on a pro rata basis among those certificateholders.

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

Optional Exchange

         The terms and conditions, if any, upon which trust certificates of any series may be exchanged for a pro rata portion of the underlying securities and other assets deposited in the related trust will be specified in the related trust agreement and the related series supplement. However, the optional exchange right will be exercisable only to the extent that the depositor provides, upon the trustee's request, an opinion of counsel that (1) the exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (2) the exchange would not affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code. In addition, no trust certificate may be exchanged unless the trustee has received at least 30 days' but not more than 45 days' notice before an optional exchange date, unless otherwise specified in the related series supplement.

         Any tender of a trust certificate by a holder for exchange will be irrevocable. Unless otherwise provided in the applicable series supplement, the optional exchange right may be exercised by the holder of a trust certificate for less than the aggregate principal amount of the trust certificate as long as the aggregate principal amount outstanding after the exchange is a multiple of the minimum denomination of the trust certificate and all other exchange requirements set forth in the related series supplement are satisfied. Upon that partial exchange, the trust certificate will be canceled and a new trust certificate or trust certificates for the remaining principal amount of the trust certificate will be issued. The new trust certificate, in the case of any trust certificate issued in registered form, will be in the name of the holder of the exchanged trust certificate.

Voting Rights with Respect to Underlying Securities

         The trustee will, within five business days after receiving notice of any meeting of holders of any of the underlying securities or other occasion for the exercise of voting rights or the giving of consents by those holders, give notice to the certificateholders, setting forth:

         (1) the information contained in the notice to holders of the related underlying securities;

         (2) a statement that the certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of the underlying securities, to instruct the trustee as to the exercise of voting rights, if any, pertaining to the underlying securities; and

         (3) a statement as to the manner in which instructions may be given to the trustee to give a discretionary proxy to a person designated in the notice received by the trustee. The trustee will give the notice to the certificateholders of record on the relevant record date.

         The trustee will endeavor to vote in accordance with any nondiscretionary instruction set forth in any written requests received from certificateholders. Those written requests must be received on or before the date established by the trustee for that purpose. However, the trustee will only act as practicable and permitted under any applicable provision of law and any applicable provision contained in or governing the underlying securities. The trustee will not vote except as specifically authorized and directed in written instructions from the applicable certificateholder entitled to give those instructions. If, however, the trustee determines, using advice furnished by nationally recognized independent tax counsel, whether at the request of any certificateholder or otherwise, that the exercise of voting rights with respect to any underlying securities could result in a "sale or other disposition" of those underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, the trustee will exercise the voting rights in a manner that would not result in any sale or other disposition. The trustee will have no responsibility to make that determination.

         The certificateholder, by accepting delivery of a trust certificate, whether upon original issuance or subsequent transfer, exchange or replacement agrees that for so long as it owns the trust certificate it will not grant any consent to:

         (4) any conversion of the timing of payment of, or the method or rate of accruing, interest on the underlying securities underlying the trust certificates held; or

         (5) any redemption or prepayment of the securities underlying the trust certificates held.

The certificateholder's agreement is without regard to whether its ownership of the trust certificates is beneficial or otherwise.

         The trustee will not grant any consent, solicited from it as an owner of the underlying securities underlying the trust certificates, with respect to the matters under this section in, "--Voting Rights with Respect to Underlying Securities." As well, the trustee will not accept or take any action in respect of any consent, proxy or instructions received from any certificateholder in contravention of the provisions of this section.

Limitations on Rights of Certificateholders

         No certificateholder of a given series will have the right under the trust agreement or the related series supplement to institute any proceeding with respect to the trust certificates unless:

         o the certificateholder previously gave the trustee written notice of a continuing breach;

         o certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement have requested in writing that the trustee institute the proceeding in its own name as trustee;

         o that certificateholder or those certificateholders have offered the trustee reasonable indemnity;

         o     the trustee for 15 days has failed to institute that proceeding;
               and

         o certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the related series supplement do not give the trustee directions inconsistent with the written request during that 15-day period.

         The trustee, however, is under no obligation to:

         (1) exercise any of the trusts or powers vested in it by the trust agreement and the related series supplement; or

         (2) make any investigation into the facts of matters arising under the trust agreement and the related series supplement or stated in any document believed by it to be genuine,

unless the certificateholders of the "required percentage" of trust certificates, as defined in the trust agreement and the related series supplement, request the trustee in writing to do so. In addition, the trustee is under no obligation to institute, conduct or defend any litigation under or related to the trust agreement or related series supplement at the request, order or direction of any of certificateholders affected by those agreements unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Modification and Waiver

         Unless otherwise specified in the applicable prospectus supplement, the trust agreement and the related series supplement may be amended from time to time by the depositor and the trustee without notice to or the consent of any of the certificateholders for any of the following purposes:

         (1)   to cure any ambiguity;

         (2) to correct or supplement any provision of the trust agreement or the related series supplement that may be inconsistent with any other provision in those agreements or in the prospectus supplement;

         (3) to appoint a change in trustee for a series of trust certificates after the closing date for that series, as described in the related prospectus supplement;

         (4) to provide for the administration of separate trusts by more than one trustee;

         (5) to provide for a successor trustee with respect to trust certificates of one or more series;

         (6) to provide for the issuance of a new series of trust certificates pursuant to a prospectus supplement;

         (7) to add or supplement any credit support for the benefit of any certificateholders; however, if any addition affects any series or class of certificateholders differently from any other series or class of certificateholders, then that addition cannot, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders;

         (8) to add to the covenants, restrictions or obligations of the depositor, the administrative agent or the trustee for the benefit of the certificateholders;

         (9) to comply with any requirements imposed by the Internal Revenue Code; or

         (10) to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement and the related series supplement.

However, if any amendment is made, it must satisfy the condition that the certificates be rated as investment grade by at least one rating agency and it cannot cause any trust created by that document to fail to qualify as a fixed investment trust or "grantor trust" under the Internal Revenue Code.

         Additionally, unless otherwise specified in the applicable prospectus supplement, the trust agreement and the related series supplement may also be modified or amended from time to time by the depositor, the trustee and the securities intermediary for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement and the related series supplement or modifying in any manner the rights of certificateholders. These amendments require the consent of all the certificateholders materially adversely affected by the modification or amendment. The percentage of aggregate voting rights required to give consent to these amendments will be specified in the trust agreement and related series supplement. However, if that modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the required percentage specified in the related series supplement shall include an additional specified percentage of the trust certificates of that series or class. Also, no amendment will:

         (1) reduce in any manner the amount of, or delay the timing of, payments received on underlying securities and other assets deposited in the trust which are required to be distributed on any trust certificate without the consent of the holders of that trust certificate; or

         (2) reduce the percentage of aggregate voting rights required to take any action specified in the trust agreement and the related series supplement, without the consent of the holders of all trust certificates of that series or class then outstanding.

         Unless otherwise specified in the applicable prospectus supplement, holders of trust certificates evidencing not less than the required percentage to waive the voting rights of a given series may, on behalf of all certificateholders of that series:

         (1) waive, insofar as that series is concerned, compliance by the depositor or the trustee with some restrictive provisions, if any, of the trust agreement and the related series supplement before the time for compliance; and

         (2) waive any past default under the trust agreement and the related series supplement with respect to trust certificates of that series, except a default in the failure to distribute amounts received as principal of and premium, if any, or any distributions on any trust certificate and except a default in respect of a covenant or provision that if modified or amended would require the consent of the holder of each outstanding affected trust certificate.

Reports to Certificateholders; Notices

         Reports to Certificateholders. The trustee will, with each distribution to certificateholders of a series, forward or cause to be forwarded to each certificateholder, to the depositor and to such other parties as may be specified in the trust agreement and the related series supplement, a statement setting forth:

         (1) the amounts received by the trustee as of the last statement in respect of principal, premium, if any, and interest on the underlying securities and any amounts received by the trustee with respect to any derivatives transaction entered into by the trust pursuant to the terms of the trust agreement and the related series supplement;

         (2) any amounts payable by the trust as of the statement date pursuant to any derivatives transaction the trust entered pursuant to the terms of the trust agreement and the related series supplement;

         (3) the amount of compensation the administrative agent, if any, and the trustee received for the period relating to that distribution date, and other customary information the administrative agent, if any, or otherwise the trustee deems necessary or desirable, or that the certificateholders reasonably request in writing to enable them to prepare tax returns;

         (4) the amount of the payment to certificateholders of each class of the series on that distribution date allocable to principal of and premium, if any, and distributions on the trust certificates of each class, and the amount of aggregate unpaid distributions accrued as of that distribution date;

         (5) in the case of floating rate certificates, the floating rate applicable to those certificates on the distribution date, as calculated in accordance with the method specified in the trust certificates and the related trust agreement series supplement;

         (6) if the series supplement provides for advances, as defined in the trust agreement and the related series supplement, the aggregate amount of advances, if any, included in that distribution, and the aggregate amount of nonreimbursed advances, if any, at the close of business on that distribution date;

         (7) the aggregate stated principal amount and, if applicable, the notional amount of the underlying securities related to the series, their current interest rate or rates at the close of business on that distribution date and, if the rating has changed since the last distribution date, the current rating assigned by the applicable rating agency;

         (8) the aggregate principal amount, or notional amount, if applicable, of each class of the series at the close of business on the distribution date, separately identifying any reduction in the aggregate principal amount, or notional amount, due to the allocation of realized losses on that distribution date or otherwise, as provided in the trust agreement and the related series supplement;

         (9) as to any series or class within the series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support and its rating, if any, included as of the close of business on the distribution date; and

         (10) any other information appropriate for a series, as specified in the applicable prospectus supplement.

         The trustee will furnish within a reasonable period of time after the end of each calendar year, to each person who at any time during the calendar year was a certificateholder, a statement containing the information set forth in subclause (3) above, aggregated for the calendar year during which that person was a certificateholder. That obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

         Notices. Any notice required to be given to a holder of a registered trust certificate will be mailed to the last address of that holder set forth in the applicable certificate register. Any notice mailed within the time period prescribed in the trust agreement or series supplement shall be conclusively presumed to have been duly given when mailed, whether or not the certificateholder receives that notice.

Evidence as to Compliance

         A firm of independent public accountants will, pursuant to the trust agreement and the related series supplement and based on agreed-upon procedures considered appropriate under the circumstances, furnish a statement to the trustee to the effect that the firm:

         o has examined certain documents and records relating to the administration of the underlying securities and other assets deposited in the trust during the related 12-month period or, in the case of the first report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related original issue date; and

         o is of the opinion that the trustee's administration was conducted in compliance with the terms of the trust agreement and the related series supplement to the trust agreement.

         That statement will first be furnished on a date specified in the trust agreement and related series supplement and annually thereafter on or before a specified date. The independent public accountants will not include items they believe to be immaterial and will be subject to any other exceptions and qualifications set forth in their report.

         The trust agreement and the related series supplement will also provide for delivery to the depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement and the related series supplement throughout the preceding year with respect to any series of trust certificates.

         Certificateholders can obtain copies of the annual accountants' statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

         If a mutilated trust certificate is surrendered at the corporate trust office or agency of the trustee in the City or State of New York or the depositor or the trustee receives satisfactory evidence that a trust certificate has been lost, destroyed or stolen, the trustee may replace the certificate. The holder must pay the expenses of replacement that the trustee may incur in connection with the replacement. In addition, that holder must furnish any security or indemnity that the trustee and the depositor may require to hold each of them and any paying agent harmless. However, neither the depositor nor the trustee will replace a trust certificate if it has received notice that the trust certificate was acquired by a bona fide purchaser.

Termination

         The obligations created by the trust agreement and the related series supplement for each series of trust certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account and required to be paid to them pursuant to the trust agreement and the related series supplement to the trust agreement following final payment or other liquidation of

         o any remaining underlying securities and other assets deposited in the trust,

         o credit support subject to the trust agreement and related series supplement, or

         o the disposition of all property acquired upon foreclosure or liquidation of any of the underlying securities and other assets deposited in the trust or credit support.

         In no event, however, will any trust created by the trust agreement and the related series supplement continue beyond the date specified in the applicable prospectus supplement, nor will the trust continue to exist if its existence would result in a violation of the common-law rule against perpetuities. Written notice of termination of the obligations with respect to the related series of trust certificates under the trust agreement and the related series supplement to the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices." The final distribution will be made only upon surrender and cancellation of the trust certificates at an office or agency appointed by the trustee specified in the notice of termination.

         If the underlying securities and other assets deposited in the trust and any credit support are sold or exchanged for other assets, that sale or exchange shall be made at a price approximately equal to the aggregate fair market value of all the assets in the trust, as determined by the trustee, the administrative agent, if any, and, if different from both persons, the person entitled to effect such sale or exchange. In each case above, any sale or exchange will take into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price. A sale of all the deposited assets will effect an early retirement of the trust certificates of that series, but no sale will occur if the aggregate principal balance of the assets deposited in the trust for such series at the time of purchase is less than the percentage of the aggregate principal balance of the deposited assets at the cut-off date for that series that may be sold, as set out in the prospectus supplement and related series supplement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the trust agreement and the related series supplement, the recitals contained in either, the trust certificates of any series or any underlying securities or the other assets deposited in the trust or any related document. The trustee is not accountable for the use or application of any of the trust certificates or the underlying securities and other assets deposited in the trust, or their proceeds by the depositor. The trustee is required to perform only those duties specifically required under the trust agreement and the related series supplement with respect to each series of trust certificates. However, when the trustee receives the various trust certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and determine whether they conform to the applicable requirements of the trust agreement and the related series supplement.

The Trustee

         The prospectus supplement will name the trustee for any given series of trust certificates under the trust agreement and the related series supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the depositor, any administrative agent and their respective affiliates.

                      DESCRIPTION OF UNDERLYING SECURITIES
                     AND OTHER ASSETS DEPOSITED IN THE TRUST

General

         Each series of trust certificates, or, if more than one class exists, each class within that series, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on a designated, publicly issued security or pool of securities. The underlying securities will consist of any of the following securities, issued under the laws of either the United States, any U.S. state or any foreign jurisdiction:

         (1)   government securities;

         (2) senior or subordinated publicly traded debt obligations of one or more corporations, or general or limited partnerships; or

         (3) preferred securities of Trust Originated Preferred Securities, or "TOPrS(SM)," organized by one or more corporations, or general or limited partnerships, or securities that are similar to those issued by TOPrS(SM) trusts. Trust Originated Preferred Securities and TOPrS(SM) are service marks of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         The assets deposited in a trust may also include:

               o    cash and cash equivalents;           o   caps, floors, collars and options;
               o    guarantees;                          o   structured securities; and
               o    letters of credit;                   o   other instruments and transactions
               o    financial insurance;                     that credit enhance, hedge or
               o    interest rate, currency, equity,         otherwise provide support to the
                    commodity and credit-linked              underlying securities to assure
                    swaps;                                   the servicing or timely
               o    forward contracts;                       distribution of payments to
                                                             holders of the certificates.

For further information on these instruments see "Risk Factors--Your interests may be subject to risks associated with the trust's use of derivative instruments."

         The applicable prospectus supplement will describe the "deposited assets" a term that refers to the underlying securities and any other assets deposited in the trust. Underlying securities will have been issued pursuant to an effective registration statement filed with the SEC or pursuant to an exemption. If the underlying securities represent obligations issued by one or more underlying securities issuers, the underlying securities will satisfy the eligibility criteria described in the section below under "Underlying Securities Issuer." Except for U.S. government securities, the underlying securities will be purchased in the secondary market and will not be acquired from any underlying securities issuer, whether as part of any distribution by or pursuant to any agreement with the underlying securities issuer or otherwise. No underlying securities issuer will participate in the offering of the trust certificates, nor will an underlying securities issuer receive any of the proceeds from the sale of underlying securities or from the issuance of the trust certificates.

         Deposited assets for a given series of trust certificates and the related trust will not constitute deposited assets for any other series of trust certificates or related trust, and the trust certificates of a given series will possess an equal and ratable undivided ownership interest in the deposited assets. The applicable prospectus supplement may, however, specify that assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within the series. In that event, the other classes of the series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

         This prospectus relates only to the trust certificates offered through it and does not relate to the underlying securities. The following description of the underlying securities and the underlying securities issuer is intended only to summarize material characteristics of the underlying securities that the depositor is permitted to deposit in a trust. It does not purport to be a complete description of any prospectus or prospectus supplement relating to underlying securities or of any underlying securities indenture.

         The applicable prospectus supplement will describe the material terms of the deposited assets, including the material terms of any derivative instruments that are included in the deposited assets.

Underlying Securities Issuer

         The underlying securities issuers will be the U.S. government, one or more corporations, general or limited partnerships, TOPrS(SM) trusts organized by one or more corporations, general or limited partnerships, or issuers of preferred securities that are similar to TOPrS(SM). The underlying securities issuer will be organized under the laws of either the United States, any U.S. state or any foreign jurisdiction. The applicable prospectus supplement will provide only limited information about each underlying securities issuer, such as its name, place of incorporation and the address of its principal offices, unless a trust consists of "concentrated underlying securities." Concentrated underlying securities are underlying securities, other than government securities, constituting 10% or more of the total underlying securities deposited in a trust. With respect to concentrated underlying securities, the applicable prospectus supplement will include audited financial statements of the issuer of the concentrated underlying securities unless the underlying securities issuer is eligible to use Form S-3 for a primary offering of common stock, in which case the applicable prospectus supplement will refer only to the periodic reports filed by the underlying securities issuer with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the underlying securities. For further information, see "Risk Factors--If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired."

         The reports and information above may be read and copied at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

         A prospective certificateholder should obtain and evaluate the same information concerning the relevant underlying securities issuer as it would obtain and evaluate if it were investing directly in the underlying securities or in the issuer of the underlying securities.

         Neither the depositor, the trustee, the securities intermediary, Merrill Lynch, Pierce, Fenner & Smith Incorporated nor any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any underlying securities issuer, including, without limitation, any investigation as to its financial condition or creditworthiness, or concerning any underlying securities, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase the trust certificates. The above will not apply to any information concerning the underlying securities and any underlying securities issuer that is expressly stated in this prospectus or an applicable prospectus supplement. The above will not apply, for example, to identifying information or to information of the type described in an applicable prospectus supplement under "Description of the Underlying Securities."

Underlying Securities Indenture

         General. Except for U.S. government securities or TOPrS(SM) or similar securities issued pursuant to a trust agreement or unless otherwise specified in the applicable prospectus supplement, each underlying security will have been issued pursuant to an underlying securities indenture between the underlying securities issuer and a trustee. The underlying securities indenture and the underlying securities trustee will be qualified under the Trust Indenture Act of 1939 and the underlying securities indenture will contain provisions required by the Trust Indenture Act. Government securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) and from the Trust Indenture Act under Section 304(a)(4).

         Covenants. Indentures generally contain covenants intended to protect securityholders against the occurrence or effects of some specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to:

         o     consolidate, merge, transfer or lease assets;

         o incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets;

         o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of the indebtedness is secured by the grant of a lien; or

         o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

         An indenture may also contain financial covenants that, among other things, require the maintenance of financial ratios or the creation or maintenance of reserves or permit some actions to be taken only if compliance with the covenants can be demonstrated at the time the actions are to be taken. Subject to some exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The underlying securities indenture for one or more underlying securities included in a trust may include some, all, none of or variations from the above provisions, together with additional covenants not discussed in this prospectus. The depositor cannot assure you that any type of underlying securities will be subject to similar covenants or that any of the covenants will protect the trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of trust certificates will describe material covenants concerning any concentrated underlying securities and, as applicable, will describe material covenants that are common to any pool of underlying securities. The applicable prospectus supplement will include any material risk factors associated with non investment-grade underlying securities deposited into a trust.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued. The events of default typically include the following or variations of the following:

         o failure by the issuer to pay an installment of interest or principal on the securities at the time required, subject to any specified grace period, or to redeem any of the securities when required, subject to any specified grace period;

         o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture if that failure is materially adverse to securityholders and continues for a specified period after notice is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

         o failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal and premium, if any, or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of those securities; and

         o events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

         Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, the indenture trustee must, take action as it may deem appropriate to protect and enforce the rights of the securityholders. Some indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of some events of default, subject to any applicable right of the issuer to cure. Generally, an indenture will contain a provision entitling the trustee under the indenture to be indemnified by the securityholders before proceeding to exercise any right or power under the indenture with respect to the securities at the request of the securityholders. An indenture is also likely to limit a securityholder's right to institute some actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied. These conditions may include:

         o     obtaining the consent of the indenture trustee;

         o that the proceeding be brought for the ratable benefit of all holders of the security; and/or

         o that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with that request within a reasonable time.

         Each underlying securities indenture may include some, none or variations of the above provisions, together with additional events of default and/or remedies not discussed here. The prospectus supplement for any series of certificates will describe the events of default under the underlying securities indenture for any concentrated underlying security and the applicable remedies. The prospectus supplement for any trust consisting of a pool of underlying securities will describe some common underlying security events of default with respect to the pool. The depositor cannot assure you that the provision will protect the trust, as a holder of the underlying securities, against losses. Furthermore, a certificateholder will have no independent legal right to exercise any remedies with respect to the underlying securities and will be required to rely on the trustee of the applicable trust to pursue any available remedies on behalf of the relevant certificateholders in accordance with the terms of the trust agreement and the related series supplement to the trust agreement. If an underlying security event of default occurs and the trustee as a holder of the underlying securities is entitled to vote or take other action to declare the principal amount of an underlying security and any accrued and unpaid interest on the underlying security to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to require the acceleration of the underlying securities. For more information, see "Risk Factors--Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust".

         Subordination. If specified in the applicable prospectus supplement, some of the underlying securities with respect to any trust may be either senior or subordinated in right of payment to other existing or future indebtedness of the underlying securities issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of the securities, and after the occurrence of specified events, securityholders and direct creditors whose claims are senior to subordinated underlying securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal and premium, if any, or any interest on the securities. The trust, as a holder of subordinated debt, may consequently suffer a greater loss than if it held unsubordinated debt of the underlying securities issuer. We cannot assure you, however, that in the event of a bankruptcy or similar insolvency proceeding, the trust as a holder of senior underlying securities would receive all payments in respect of those securities even if holders of subordinated securities receive no amounts in respect of the securities. The prospectus supplement relating to any series of trust certificates will contain a description of any subordination provisions with respect to any concentrated underlying securities and the percentage of senior underlying securities and subordinated underlying securities, if any, in a trust comprised of a pool of securities.

         Secured Obligations. Some of the underlying securities with respect to any trust may be "secured underlying securities," which means that they represent secured obligations of the underlying securities issuer. Generally, unless an event of default occurred, or with respect to some types of collateral or as otherwise set forth in the related indenture, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The secured indebtedness issued pursuant to the indenture:

         o may also contain provisions for release, substitution or disposition of collateral under some circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the securityholders; and

         o will also provide for the disposition of the collateral upon the occurrence of some events of default.

         In the event of a default of any secured obligation, securityholders may experience a delay in payments on account of principal and premium, if any, or any interest on those securities pending the sale of any collateral and before or during the period the related collateral may decline in value.

         If proceeds from the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of those securities, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim ranking equally to the claims of all other general unsecured creditors.

         The underlying securities indenture with respect to secured underlying securities may include some, all or none of or variations on those provisions. The prospectus supplement relating to any series of trust certificates that includes concentrated underlying securities that are secured will describe the material security provisions of those underlying securities and the related collateral. With respect to any trust comprised of a pool of securities with a substantial portion being comprised of secured underlying securities, the applicable prospectus supplement will disclose some material information with respect to those security provisions and the collateral.

Principal Terms of Underlying Securities

         The applicable prospectus supplement for each series of trust certificates will contain a description of the following terms, as applicable, of any concentrated underlying security:

         (1) the title and series of the underlying securities, their aggregate principal amount, denomination and form;

         (2) whether the securities are senior or subordinated to any other existing or future obligations of the underlying securities issuer;

         (3) whether any of the obligations are secured and the nature of any collateral;

         (4) the limit, if any, upon the aggregate principal amount of the securities;

         (5) the dates on which, or the range of dates within which, the principal of and premium, if any, on the securities will be payable;

         (6) the rate or rates, or the method of determining the rates, at which the underlying securities will bear interest, if any, the date or dates from which the interest will accrue and the dates on which the interest will be payable;

         (7) the obligation, if any, of the underlying securities issuer to redeem the underlying securities and other securities of the same class or series at the holder's option or pursuant to any sinking fund or similar provisions and the timing, price and the terms and conditions that would govern any redemption or repurchase of the securities, in whole or in part, pursuant to that obligation;

         (8) if applicable, the timing, price and the terms and conditions that would govern any redemption, in whole or in part, of the securities at the option of the underlying securities issuer;

         (9) if applicable, the timing, price and the terms and conditions that would govern the ability of a holder of underlying securities subject to a put option to require the issuer of the underlying securities to repurchase or otherwise repay those underlying securities;

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

         (10) whether the underlying securities were issued at a price lower than the principal amount of the underlying securities;

         (11) if other than U.S. dollars, the currency in which the securities are denominated, or in which the payment of the principal of and premium, if any, or any interest on the underlying securities will be made, and the circumstances, if any, when the currency of payment may be changed;

         (12) material events of default or restrictive covenants provided for with respect to the underlying securities;

         (13)  the rating, if any, of the underlying securities;

         (14) the principal U.S. market on which the underlying securities are traded, if any; and

         (15)  any other material terms of the underlying securities.

         With respect to a trust comprised of a pool of underlying securities, the applicable prospectus supplement will describe:

         o the composition of the underlying securities pool as of the cut-off date;

         o some material events of default or restrictive covenants common to the underlying securities; and

         o on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in subclauses (2), (3), (5), (6), (7), (8), (9),
               (10) and (11) of the preceding paragraph and any other material terms regarding the pool of securities.

         Other than publicly traded debt securities that satisfy the necessary requirements set forth in this prospectus for underlying securities, the underlying securities may consist of, or be similar in structure to, TOPrS(SM).

         If an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, the depositor will continue to be subject to the reporting requirements of the Exchange Act but some information with respect to the issuer may be unavailable. Also, if an issuer cease to file those reports, the actions described in this prospectus under "Description of the Trust Certificates - Default and Remedies" will be carried out by the trustee and the depositor.

Credit Support

         As specified in the applicable prospectus supplement for a given series of trust certificates, the trust for any series of trust certificates may include, or the certificateholders of such series or any class or group of classes within such series may have the benefit of, credit support for any class or group of classes within such series. Credit support directly benefits the relevant trust and, consequently, benefits certificateholders. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth:

         o whether the trust for any class or classes of trust certificates contains, or the certificateholders of such trust certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to the class or classes; and

         o information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of the class or classes.

         Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of trust certificates to receive collections from the trust for the series and any credit support

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

obtained for the benefit of the certificateholders of the series or classes within the series may be subordinated to the rights of the certificateholders of one or more other classes of the series to the extent described in the applicable prospectus supplement. The subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the deposited assets relating to a series of trust certificates such that the collections received on the deposited assets are insufficient to make all distributions on the trust certificates of the series, those realized losses would be allocated to the certificateholders of any class of the series that is subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if applicable, the prospectus supplement may provide that some amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. For more information regarding the reserve accounts, see "--Reserve Accounts" below.

         If the applicable prospectus supplement so provides, the credit support for any series or class of trust certificates may also include the other forms of credit support that are described below. Any other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to those certificateholders or as otherwise specified in the applicable prospectus supplement. In addition, if the applicable prospectus supplement so provides, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the classes of the trust certificates of such series. Further, payments to be made in respect of any forms of credit support arranged for or on behalf of the certificateholders may be required to be paid before any distributions that must be made to certificateholders.

         Letter of Credit; Surety Bond. The certificateholders of any series or class or group of classes of trust certificates within that series may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or any other person specified in the applicable prospectus supplement will use its reasonable efforts to:

         o cause the letter of credit or the surety bond to be obtained and to be kept in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims; and

         o timely pay the fees or premiums on the letter or credit or surety bond, unless, as described in the applicable prospectus supplement, the payment of fees or premiums is otherwise provided for.

         The trustee or the other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will provide the manner, priority and source of funds by which any draws are to be repaid.

         Unless the applicable prospectus supplement otherwise specifies, if the bank issuing the letter of credit or the surety company, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or the other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets the requirements and provides the same coverage to the extent available for the same cost. We cannot assure you that any bank issuing the letter of credit or any surety, as applicable, will continue to satisfy the requirements or that any substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent similar credit support is not available, the credit support otherwise provided by the letter of credit or the surety bond or similar credit enhancement may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

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

         Reserve Accounts. If the applicable prospectus supplement so provides, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution, which may be the trustee, any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of trust certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts may be distributed to certificateholders of the class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or any other person as may be specified in the applicable prospectus supplement.

Collections

         The trust agreement and the related series supplement will establish procedures by which the trustee, or any other person that may be specified in the prospectus supplement, is obligated, for the benefit of the certificateholders of each series of trust certificates, to administer the related deposited assets. Administering the deposited assets will include making collections of all payments made on those assets and depositing those collections from time to time before any applicable distribution date into a "certificate account," which will be a segregated trust account maintained or controlled by the applicable trustee for the benefit of the series. If an administrative agent is appointed, it will direct the trustee, and otherwise the trustee will make all determinations, as to:

         (1) the appropriate application of the collections, and other amounts available for distribution, to the payment of any administrative or collection expenses, such as the administrative fee and some credit support-related ongoing fees, such as insurance premiums, letter of credit fees or any required account deposit; and

         (2) the payment of amounts then due and owing on the trust certificates of the trust series and classes within the series, all in the manner and priorities described in the applicable prospectus supplement.

         The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of trust certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by specified dates. We cannot assure you that amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of trust certificates over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then due and owing to holders of the trust certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated among the classes of any series of trust certificates, if applicable.

         The applicable prospectus supplement will identify the circumstances that may permanently or temporarily change over time the relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of trust certificates. Moreover, the applicable prospectus supplement may specify that the allocation ratio in respect of each class of a given series for purposes of payments of some amounts, such as principal, may be different from the allocation ratio assigned to each class for payments of other amounts, such as interest or premium.

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


                                 CURRENCY RISKS

         An investment in a trust certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with similar investments in U.S. dollar-denominated securities. The risks include, without limitation:

         o economic and political events and the supply of and demand for the relevant currencies;

         o the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates' currency;

         o     volatility of the exchange market;

         o depreciation of the specified currency for a trust certificate against the U.S. dollar, which would decrease the effective yield of your trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to you on a U.S. dollar basis; and

         o the possibility that a foreign government will impose or modify foreign exchange controls with respect to the foreign currency, which could restrict or prohibit distributions of principal, premium or interest in the specified currency.

         Those risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile and you should expect that this volatility will continue in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, that fluctuations in the rate may occur during the term of any trust certificate. Depreciation of the specified currency for a trust certificate against the U.S. dollar would decrease the effective yield of the trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a specified currency for making distributions in respect of trust certificates denominated in that currency. At present, the depositor has identified the following currencies in which distributions of principal, premium and interest on trust certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and the Euro. However, trust certificates distributable in another currency may be issued at any time, based upon investor demand for trust certificates denominated in these currencies. We cannot assure you that exchange controls that restrict or prohibit distributions of principal, premium or interest in any specified currency will not be imposed. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular trust certificate, the currency in which the amounts are due in respect of each trust certificate will not be available.

         Any prospectus supplement relating to trust certificates having a specified currency other than U.S. dollars will contain historical exchange rates for that currency against the U.S. dollar, a description of the currency, any exchange controls affecting that currency and any other required information concerning that currency. The prospectus supplement will also discuss risk factors relating to that specified currency.

                         FEDERAL INCOME TAX CONSEQUENCES

         This summary is based on the Internal Revenue Code of 1986, as amended to the date of this prospectus, revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount, the "OID Regulations." Changes to any of the rules or regulations stated above after the date of this prospectus may affect the tax consequences described in this prospectus.

         This summary only discusses the federal income tax consequences to you if you hold the trust certificates as capital assets within the meaning of
Section 1221 of the Internal Revenue Code. It does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules because, for example you are a financial institution, an insurance company, a foreign partnership or other flow through entity, a dealer or you hold the trust certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any series of trust certificates with special characteristics will be set forth in the applicable prospectus supplement and a legal opinion of tax counsel will be filed with the SEC in connection with each series of trust certificates. In its opinion, tax counsel will opine as to the tax disclosure regarding the trust certificates set forth in this prospectus and the applicable prospectus supplement.

         In all cases, you are advised to consult your own tax advisor regarding the federal tax consequences to you of holding, owning and disposing of trust certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

         For purposes of this discussion, "U.S. Person" means an individual who, for federal income tax purposes, is:

         o     A citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in or under the laws of the United States or any state;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Tax Status of Trust

         The arrangement under which the trust certificates will be created and sold and the underlying securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code. You will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the underlying securities in the grantor trust.

Income of Trust Certificateholders

         In General. If you are a U.S. Person, you will be required to report on your federal income tax return your pro rata share of the entire income from the underlying securities, including gross interest income at the interest rate on the underlying securities, in accordance with your method of accounting.

         Original Issue Discount. The underlying securities may have originally been sold at a discount below their principal amount. As provided in the Internal Revenue Code and the OID Regulations, the excess of the "stated redemption price," as described below, of each of the underlying securities over its "issue price," defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the underlying securities has been sold, will be original issue discount if the excess equals or exceeds a de minimis amount, i.e., 1/4 of 1% of the underlying security's stated redemption price multiplied by the number of complete years to its maturity. If you own an underlying security with a de minimis amount of original issue discount you must include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the underlying security. The "stated redemption price" of an underlying security is equal to the sum of all payments on the underlying security other than interest based on a fixed rate or a variable rate, unless stated by the applicable prospectus supplement, and payable unconditionally at least annually.

         You are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to the income, based on a compounding of interest at a constant rate, using the yield to maturity of the underlying security as originally issued. Under these rules, you generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the stated redemption price at maturity of an underlying security are made before its final maturity. The OID Regulations permit you to use accrual periods of any length up to one year, including daily accrual periods, to compute accruals of original issue discount, provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

         Acquisition Premium and Market Discount. If you purchase an underlying security with original issue discount at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to the year. The adjusted issue price is defined as the sum of the issue price of the underlying security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless you make the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount so that you are allowed to reduce each accrual of original issue discount by a constant fraction.

         If you purchase at a "market discount," for example, at a price less than the stated redemption price or, in the case of an underlying security with original issue discount, the adjusted issue price, you will be required, unless the difference is less than a de minimis amount, to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying security as interest income to the extent of the market discount that accrued while you held the underlying security, unless you elect to include the market discount in income on a current basis. Market discount is considered to be de minimis if it is less than 1/4 of 1% of the underlying security's stated redemption price multiplied by the number of complete years to maturity after you acquired the trust certificate. If an underlying security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction, other than a nonrecognition transaction described in Section 1276(d) of the Internal Revenue Code, accrued market discount will be includible as ordinary income to you as if you had sold the trust certificate at its then fair market value. If you acquired at a market discount and do not elect to include market discount in income on a current basis you may also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the trust certificate until the deferred income is realized.

         Premium. Except as noted below, if you purchase for an amount in excess of the principal amount, or in the case of an underlying security with original discount, the remaining stated redemption price, you will be treated as having premium with respect to the underlying security in the amount of the excess. If you purchase an underlying security with original issue discount at a premium, you are not required to include in income any original issue discount with respect to the underlying security. If you make an election under Section 171(c)(2) of the Internal Revenue Code to treat the premium as "amortizable bond premium," the amount of interest that must be included in your income for the accrual period, where the underlying security is not optionally redeemable before its maturity date, will be reduced by the portion of the premium allocable to the period based on the underlying security's yield to maturity. If the underlying security may be called before maturity after you have acquired it, you generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the underlying security is in fact called, any unamortized premium may be deducted in the year of the call. If you make the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by you at the beginning of the first taxable year to which the election applies and to all Fully Taxable Bonds thereafter acquired by you, and is irrevocable without the consent of the IRS. If such an election is not made, you must include the full amount of each interest payment in income in accordance with your regular method of accounting and will receive a tax benefit from the premium only in computing your gain or loss upon the sale or other disposition or retirement of the underlying security.

         Accrual Method Election

         Under the OID Regulations, you are permitted to elect to include in gross income your entire return on an underlying security, i.e., the excess of all remaining payments to be received on the underlying security over the amount you paid for the trust certificate, based on the compounding of interest at a constant rate. Such an election for an underlying security with amortizable bond premium or market discount will result in a deemed election for all of your debt instruments with amortizable bond premium or market discount and may be revoked only with permission of the IRS.

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

         Disposition or Retirement of Certificates

         Upon the sale, exchange or other disposition of a trust certificate, or upon the retirement of a trust certificate, you will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and your tax basis in the trust certificate. Your tax basis for determining gain or loss on the disposition or retirement of a trust certificate will be your cost of the trust certificate, increased by the amount of original issue discount and any market discount includible in your gross income with respect to the underlying security, and decreased by the amount of any payments under the underlying security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

         If you dispose of or retire a trust certificate any gain or loss will be capital, gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the trust certificate not previously included in your gross income, to which extent the gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement you have held the trust certificate for more than one year.

Foreign Trust Certificateholders

         Withholding Tax on Payments of Principal and Interest on Trust Certificates

         If you are not a U.S. Person, interest paid to you on the trust certificates generally will not be subject to the 30% withholding tax, provided that:

         (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of the underlying securities;

         (2) you are not a controlled foreign corporation for U.S. tax purposes that is directly or indirectly related to the issuer of the underlying securities through stock ownership;

         (3) you are not a bank described in Section 881(c)(3)(A) of the Internal Revenue Code; and

         (4)   either:

               (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address on U.S. Treasury Form W-8BEN (or a suitable substitute form); or

               (B) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business and holds the trust certificates, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

Otherwise, the 30% withholding tax may apply to interest paid unless an income tax treaty reduces or eliminates such tax.

         If you hold the trust certificates in connection with the conduct of a trade or business within the U.S., payments of interest on the trust certificates will not be subject to withholding tax if you deliver a Form W-8ECI (or suitable substitute form) to the payor. You will be subject to federal income tax at regular rates, unless an income tax treaty reduces or eliminates such tax. You may also be subject to an additional branch profits tax at a 30% rate or, if applicable, a lower treaty rate.

         Gains on Disposition of Trust Certificates

         You generally will not be subject to federal income tax on gain realized on the sale, exchange or other disposition of a trust certificate unless:

         o You are an individual present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and either (A) have a "tax home" in the U.S. and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the U.S.;

         o In the case of an amount which is attributable to accrued interest, you do not meet the conditions for exemption from the 30% withholding tax, as described above; or

         o The gain is effectively connected with your conduct of a U.S. trade or business.

United States Federal Estate Tax

         A trust certificate held by an individual who at the time of death is not a citizen or resident of the United States, as specially defined for United States federal estate tax purposes, will not be subject to United States federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of the issuer of the underlying securities and, at the time of death, payments with respect to the trust certificate would not have been effectively connected with the conduct by such individual of a trade or business in the United States.



Backup Withholding and Information Reporting

         Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other disposition of the trust certificates. If you own trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax at a 30.5% rate (subject to periodic reductions through 2006) on these payments unless you provide your taxpayer identification number to the paying agent and comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements. The certification on Form W-8BEN, required to claim exemption from 30% federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the 30.5% backup withholding tax as well.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.


         The federal tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisor with respect to the tax consequences to you of the ownership and disposition of the trust certificates, including the tax consequences under the tax laws of the United States, states, localities, countries other than the United States and any other taxing jurisdictions and the possible effects of changes in the tax laws.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA", and the Internal Revenue Code impose certain requirements on:

         (1)   employee benefit plans, as defined in Section 3(3) of ERISA;

         (2) plans described in Section 4975(e)(i) of the Internal Revenue Code; or

         (3) entities whose underlying assets include plan assets, as defined below, by reason of a plan's investment in the entity.

Each of these are referred to as a "plan" in this section of the prospectus.

         ERISA's general fiduciary standards provide that a plan fiduciary, before investing in a trust certificate, should determine whether the investment is permitted under the governing plan instruments. As well, those standards require a fiduciary to determine if the investment is appropriate for the plan in view of the plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Internal Revenue Code prohibit certain transactions that involve both the assets of a plan and persons who have certain specified relationships to the plan. Those persons are "parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code. A plan fiduciary considering an investment in trust certificates should consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

         An investment in trust certificates by a plan might result in the assets of the trust being deemed to constitute plan assets. In turn, if the trust assets are deemed to be plan assets, certain aspects of the investment, including the operation of the trust that holds the assets, might be prohibited transactions under ERISA and the Internal Revenue Code. Neither ERISA nor the Internal Revenue Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor regulations, if a plan acquires an "equity interest" in an entity, such as a trust, the underlying assets of the entity may be plan assets for certain purposes. Those purposes include the prohibited transaction provisions of ERISA and the Internal Revenue Code. As a result, if a plan acquired a trust certificate, for certain purposes under ERISA and the Internal Revenue Code, including the prohibited transaction provisions, the plan would be considered to own its share of the underlying assets of the trust unless:

         o     the trust certificate is a "publicly-offered security"; or

         o equity participation by "benefit plan investors" is not "significant".

Under that same regulation, a "publicly offered security" is a security that is:

         (1)   freely transferable;

         (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering; and

         (3)   either is:

               o part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; or

               o sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

         Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch, Pierce, Fenner & Smith Incorporated, less than 25% of:

         (1)   the value of the class of trust certificates; and

         (2) the value of any other class of trust certificates that is not a publicly offered securities under the Regulation,

were held by benefit plan investors, which are defined as employee benefit plans not subject to ERISA, such as governmental plans, and plans, as defined above.

         We anticipate that some offerings of trust certificates will be structured so that assets of the trust will not be deemed to constitute plan assets. In these cases, the relevant prospectus supplement will indicate either that the trust certificates will be considered publicly offered securities under
Section 2510.3-101 of the United States Department of Labor regulations or that participation by benefit plan investors will not be significant for purposes of that regulation.

         In other instances, however, the offering of trust certificates may not be so structured. In those cases, the assets of the trust may be deemed to be plan assets and transactions involving:

         o     the depositor,

         o     an underwriter,

         o     the trustee,

         o     any trustee with respect to underlying securities,

         o     any obligors with respect to underlying securities, or

         o     affiliates of the obligors

might constitute prohibited transactions with respect to a plan holding a trust certificate unless:

         (1) one or more prohibited transaction exemptions, which are generally referred to as "PTEs", apply; or

         (2) in the case of an issuer of underlying securities, that issuer is not a disqualified person or party in interest with respect to the plan.

Plans maintained or contributed to by the depositor, an underwriter, the trustee, a trustee with respect to underlying securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any trust certificates.

         If the trust is deemed to hold plan assets, the underlying securities would appear to be an indirect loan between the issuer of the underlying securities and any plan owning trust certificates. However, the loan, by itself, would not constitute a prohibited transaction unless the issuer is a party in interest or a disqualified person with respect to that plan.

         If the underwriter with respect to an offering of trust certificates is a broker-dealer registered under the Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, an exemption may exist. Sales of trust certificates by those underwriters to plans may be exempt under PTE 75-1 if all of the following conditions are satisfied:

         (1) the underwriter is not a fiduciary with respect to the plan and is a party in interest or disqualified person solely by reason of
               Section 3(14)(B) of ERISA, Section 4975(e)(2)(B) of the Internal Revenue Code or as a result of a relationship to a person described in those sections;

         (2) the transaction is at least as favorable to the plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Internal Revenue Code; and

         (3) the plan maintains for at least six years those records necessary to determine whether the conditions of PTE 75-1 have been met.

         Custodial services and any other services tendered by the trustee or any trustee with respect to underlying securities might be exempt transactions pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Internal Revenue Code. Those sections exempt services that are necessary for the establishment or operation of a plan, that are provided under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated without penalty upon reasonably short notice under the circumstances. However, those statutory exemptions do not provide exemptive relief for prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Internal Revenue Code.

         Other prohibited transaction exemptions could apply to the acquisition and holding of trust certificates by plans and the operation of the trust, including, but not limited to:

         o PTE 84-14, an exemption for certain transactions determined by an independent qualified professional asset manager;

         o PTE 91-38, an exemption for certain transactions involving bank collective investment funds;

         o PTE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts; and

         o PTE 95-60, an exemption for certain transactions involving insurance company pooled general accounts.

         If an offering of trust certificates will result in the trust assets being deemed to constitute plan assets the applicable prospectus supplement will provide that a plan, by acquiring and holding a trust certificate, will be deemed to have represented and warranted to the depositor, trustee, and underwriter that the plan's acquisition and holding of a trust certificate does not involve a non-exempt prohibited transaction. That representation and warranty will extend to include the activities of the trust.

         Any plan or insurance company investing assets of its general account and proposing to acquire trust certificates should consult with its counsel.

                                  UNDERWRITING

         Trust certificates may be offered in any of three ways: (1) through underwriters or dealers, (2) directly to one or more purchasers or (3) through agents. The applicable prospectus supplement will set forth the material terms of the offering of any series of trust certificates, which may include:

         o     the names of any underwriters or initial purchasers;

         o the purchase price of the trust certificates and the proceeds to the depositor from the sale;

         o whether the trust certificates are being offered by the applicable prospectus supplement in connection with trading activities that may create a short position or are being issued to cover that short position;

         o any underwriting discounts and other items constituting underwriters' compensation;

         o     any initial public offering price;

         o any discounts or concessions allowed or reallowed or paid to dealers;

         o any securities exchanges on which the trust certificates may be listed; and

         o the place and time of delivery of the trust certificates to be offered through the applicable supplement.

         If underwriters are used in the sale, they will acquire the trust certificates at a fixed price for their own account and they may resell them from time to time in one or more transactions, including:

         o     negotiated transactions;

         o     at a fixed public offering price; or

         o     at varying prices determined at the time of sale.

         The trust certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the U.S. will include Merrill Lynch, Pierce, Fenner & Smith Incorporated. The obligations of those underwriters to purchase trust certificates will be subject to some conditions precedent and the underwriters will be obligated to purchase all trust certificates if any trust certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Agents designated by the depositor may from time to time sell trust certificates. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of trust certificates and any commissions that the depositor has to pay that agent. Unless otherwise indicated in the applicable prospectus supplement, the agent will act on a best-efforts basis for the period of its appointment.

         If the applicable prospectus supplement so indicates, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase trust certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement. The prospectus supplement will also set forth the commissions payable for solicitation of those contracts. Any underwriters, dealers or agents participating in the distribution of trust certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of trust certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

         Only trust certificates rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the trust certificates. The applicable prospectus supplement will name any affiliate of the underwriters acting as agents and will describe its affiliation with the underwriters. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the trust certificates or trading activities that create a short position. The prospectus supplement related to the trust certificates for which a market is being made or a short position is being either created or covered will be delivered by the underwriters or affiliates.

         The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  LEGAL MATTERS

         Shearman & Sterling, New York, or other counsel identified in the applicable prospectus supplement, will pass on the validity of the trust certificates for the depositor and the underwriters.

================================================================================

         Through and including 25 days, with respect to securities approved for listing on a national securities exchange or the Nasdaq National Market, or 90 days after the date of this prospectus, as the case may be, all dealers effecting transactions in the offered trust certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                  PREFERREDPLUS
                               TRUST CERTIFICATES


                               -------------------
                               P R O S P E C T U S
                               -------------------



                               Merrill Lynch & Co.





                                                 , 2001



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all the expenses are estimated:

             SEC registration fee....................................  $ 125,000
             Fees and expenses of trustee (including legal fees).....  $ 100,000
             Printing and engraving expenses.........................  $ 200,000
             Legal fees and expenses.................................  $ 500,000
             Rating agency fees......................................  $ 150,000
             Miscellaneous...........................................  $ 125,000
                                                                      ----------

                          Total...................................... $1,200,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under some circumstances, to be indemnified against all expenses and liabilities, including attorneys' fees, incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper. The company may only make indemnifications as authorized in each specific case upon a stockholder's or disinterested director's determination that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         The depositor's amended and restated certificate of incorporation provides that none of its directors will be personally liable to the depositor or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the depositor or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (4) for any transaction from which the director derived an improper personal benefit.

         The depositor's amended and restated certificate of incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as it may be amended from time to time.

         Reference is made to Section 6 of the form of purchase agreement filed as Exhibit 1.1 in the Form 8-K Registration No. 333-29015 for provisions relating to the indemnification of directors, officers and controlling persons against some liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS.

          1.1   Purchase Agreement*

          3.1 Amended and Restated Certificate of Incorporation of Merrill Lynch Depositor, Inc.**

          3.2   By-laws of Merrill Lynch Depositor, Inc.**

          4.1   Standard Terms of Trust Agreement*

          5.1 Opinion of Shearman & Sterling as to legality (including consent of the firm)

          23.1  Consent of Shearman & Sterling (included in Exhibit 5.1)

          25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of United States Trust Company of New York**

------------------
* Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 No. 333-29015 dated February 20, 1998.
** Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 No. 333-29015 dated September 17, 1997.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (2) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

         (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in that post-effective amendment, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities; and

         (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be their initial bona fide offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, on the ____ day of _________, 2001.

                                       MERRILL LYNCH DEPOSITOR, INC.



                                            By:  /s/ Barry N. Finkelstein
                                                 -----------------------------
                                                 Name:  Barry N. Finkelstein
                                                 Title: President




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                 Title                       Date
---------                                 -----                       ----

                                  Chairman of the Board,
                               Principal Executive Officer,
/s/ Barry N. Finkelstein      Principal Accounting Officer,      August 31, 2001
------------------------       Principal Financial Officer
Barry N. Finkelstein                   and Director


/s/ Michael McEvilly
------------------------                 Director                August 31, 2001
Michael McEvilly

                                INDEX TO EXHIBITS




Exhibits
--------

1.1     Purchase Agreement*
3.1 Amended and Restated Certificate of Incorporation of Merrill Lynch Depositor, Inc.**
3.2     By-laws of Merrill Lynch Depositor, Inc.**
4.1     Standard Terms of Trust Agreement*
5.1 Opinion of Shearman & Sterling as to legality (including consent of the firm)
23.1    Consent of Shearman & Sterling (included in Exhibit 5.1)
25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of United States Trust Company of New York**

------------------
* Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 No. 333-29015 dated February 20, 1998.
** Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 No. 333-29015 dated September 17, 1997.